Exhibit 10.1

Execution Copy

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RESEARCH COLLABORATION AND LICENSE AGREEMENT

by and between

PFIZER INC.

and

VALNEVA AUSTRIA GMBH

April 29, 2020

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(continued)

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(continued)

EXHIBITS

Exhibit A	Development Budget
Exhibit B	Development Plan
Exhibit C	Pfizer’s Anti-Bribery and Anti-Corruption Practices
Exhibit D	Technology Transfer Plan

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SCHEDULES

Page
Schedule 3.4.1	Marginal Royalty Rate Calculation Example
Schedule 8.3.1	Exceptions to Valneva’s Exclusive Ownership of Valneva Technology
Schedule 8.3.3	Vaccines Existing as of the Execution Date
Schedule 8.3.4	Valneva Patent Rights Existing as of the Execution Date

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RESEARCH COLLABORATION AND LICENSE AGREEMENT

This Research Collaboration and License Agreement (the “Agreement”) is entered into as of April 29, 2020 (the “Execution Date”), by and between Pfizer Inc., a corporation organized and existing under the laws of Delaware and having a principal place of business at 235 East 42nd Street, New York, New York 10017 (“Pfizer”) and Valneva Austria GmbH, a company organized and existing under the laws of Austria and having a principal place of business at Campus Vienna Biocenter 3, 1030 Vienna, Austria (“Valneva”). Pfizer and Valneva may each be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Valneva Controls (as defined below) certain patents, patent applications, technology, know-how, scientific and technical information and other proprietary rights and information relating to the identification, research and development of Vaccines (as defined below);

WHEREAS, Pfizer has extensive experience and expertise in the development and commercialization of pharmaceutical and biopharmaceutical products;

WHEREAS, subject to the terms of this Agreement, Valneva wishes to grant to Pfizer, and Pfizer wishes to receive from Valneva, an exclusive license in the Field (as defined below) in the Territory (as defined below) under Valneva’s patents, patent applications, technology, know-how, scientific and technical information and other proprietary rights and information relating to Vaccines and Products to use, research, develop, manufacture and commercialize Vaccines and Products;

WHEREAS, Pfizer and Valneva wish to engage in collaborative clinical development pursuant to the Development Plan (as defined below) to Products (as defined below) to be advanced through clinical trials and commercialized by Pfizer; and

WHEREAS, subject to the terms of this Agreement, Valneva wishes to grant to Pfizer, and Pfizer wishes to receive from Valneva, an exclusive license in the Field under Valneva’s patents, patent applications, technology, know-how, scientific and technical information and other proprietary rights and information relating to Vaccines and Products to use, research, develop, manufacture, commercialize and otherwise exploit Vaccines and Products;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS

As used in this Agreement, the following terms will have the meanings set forth below:

1.1 “ACIP” means the Advisory Committee on Immunization Practices established under Section 222 of the Public Health Service Act (42 U.S.C. §217a), as amended.

1.2 “Affiliate” means any entity directly or indirectly controlled by, controlling, or under common control with, a Person, but only for so long as such control will continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means (a) possession, direct or indirect, of the power to direct or cause direction of the management or policies of an entity (whether through ownership of securities or other ownership interests, by contract or otherwise), or (b) beneficial ownership of more than 50% (or the maximum ownership interest permitted by applicable Law) of the voting securities or other ownership or general partnership interest (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests of an entity; provided, however, that where an entity owns a majority of the voting power necessary to elect a majority of the board of directors or other governing board of another entity, but is restricted from electing such majority by contract or otherwise, such entity will not be considered to be in control of such other entity until such time as such restrictions are no longer in effect.

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1.3 “Antitrust Clearance Date” means the earliest date on which the Parties have actual knowledge that all applicable waiting periods under the HSR Act and any Foreign Antitrust Laws with respect to consummation of the transactions contemplated hereunder have expired or have been terminated.

1.4 “Bankruptcy Code” means Section 101(35A) of Title 11 of the United States Code, as amended.

1.5 “Binding Obligation” means, with respect to a Party (a) any oral or written agreement or arrangement that binds or affects such Party’s operations or property, including any assignment, license agreement, loan agreement, guaranty, or financing agreement, (b) the provisions of such Party’s charter, bylaws or other organizational documents or (c) any order, writ, injunction, decree or judgment of any court or Governmental Authority entered against such Party or by which any of such Party’s operations or property are bound.

1.6 “Biologics License Application” or “BLA” means an application requesting permission from the FDA to introduce, or deliver for introduction, a biological product into interstate commerce, or any similar application or submission for marketing authorization of a product filed with a Regulatory Authority to obtain Regulatory Approval for such product in a country or group of countries.

1.7 “Biosimilar Notice” means a copy of any application submitted by a Third Party to the FDA under 42 U.S.C. § 262 (K) of the Public Health Service Act (or, in the case of a country of the Territory outside the United States, any similar law) for Regulatory Approval of a biopharmaceutical product, which application identifies a Licensed Product as the Reference Product with respect to such product, and other information that describes the process or processes used to manufacture the biopharmaceutical product.

1.8 “Biosimilar Version” means, with respect to a Product that is being sold in a country or regulatory jurisdiction in the Territory (the “Reference Product”), a biopharmaceutical product sold by a Third Party (other than a Third Party acting on behalf of or in concert with Pfizer or any Pfizer Affiliate or Sublicensee or assignee) in such country or regulatory jurisdiction in the Territory that through reference to the Regulatory Approval of the Reference Product, is eligible for and has achieved Regulatory Approval in such country or regulatory jurisdiction pursuant to an abbreviated follow-on biological approval pathway established by the Regulatory Authority in such country or regulatory jurisdiction pursuant to the applicable Law, or otherwise is approved for marketing and sale in such country or regulatory jurisdiction by an abridged procedure in reliance, in whole or in part, on the prior Regulatory Approval of the Reference Product or on the safety and efficacy data generated for the prior Regulatory Approval (in such country or regulatory jurisdiction) of the Reference Product, including any such biopharmaceutical product that (i) with respect to such biopharmaceutical product in the United States, has been approved as a biosimilar or interchangeable product by the FDA pursuant to 42 U.S.C. § 262 of the Public Health Service Act, (ii) with respect to such biopharmaceutical product subject to the regulatory jurisdiction of the EMA, has been approved as a similar biological medicine product by EMA as described in CHMP/437/04, issued 30 October 2005, as may be amended, or any subsequent or superseding law, statute or regulation or (iii) with respect to such biopharmaceutical product outside the United States and in a country which is not subject to the regulatory jurisdiction of the EMA, has otherwise obtained Regulatory Approval from a Regulatory Authority pursuant to similar statutory or regulatory requirement as that described in the foregoing subsections (i) and (ii) in such other country or regulatory jurisdiction in the Territory.

1.9 “Business Day” means a day other than a Saturday, Sunday or bank or other public holiday in New York, New York.

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1.10 “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.11 “Calendar Year” means any twelve (12) month period beginning on January 1 and ending on the next subsequent December 31.

1.12 “Change of Control” means, with respect to a Party (a) the acquisition of beneficial ownership, directly or indirectly, by any Person (other than such Party or an Affiliate of such Party, and other than by virtue of obtaining irrevocable or other proxies) of securities or other voting interest of such Party representing a majority or more of the combined voting power of such Party’s then outstanding securities or other voting interests, (b) any merger, reorganization, consolidation or business combination involving such Party with a Third Party that results in the holders of beneficial ownership (other than by virtue of obtaining irrevocable proxies) of the voting securities or other voting interests of such Party (or, if applicable, the ultimate parent of such Party) immediately prior to such merger, reorganization, consolidation or business combination ceasing to hold beneficial ownership of at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization, consolidation or business combination, (c) any sale, lease, exchange, contribution or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of such Party to which this Agreement relates, other than a sale or disposition of such assets to an Affiliate of such party or (d) the approval of any plan or proposal for the liquidation or dissolution of such Party (other than in circumstances where such Party is deemed a Debtor pursuant to section 9.8).

1.13 “Clinical Trial” mean a human clinical study conducted on sufficient numbers of humans subjects that is designed to (a) established that a pharmaceutical product is reasonably safe for continued testing, (b) investigate the safety and efficacy of the pharmaceutical product for its intended use, and to define warnings, precautions and adverse reactions that may be associated with the pharmaceutical product in the dosage range to be prescribed or (c) support Regulatory Approval of such pharmaceutical product or label expansion of such pharmaceutical product. Without limiting the foregoing, Clinical Trial includes any Phase 2 Clinical Trial, Phase 3 Clinical Trial or Phase 4 Clinical Trial conducted by or on behalf of one or both Parties in connection with this Agreement.

1.14 “Combination Product” means a Product containing a Vaccine and one or more other therapeutically or prophylactically active ingredients and is sold either as a fixed dose/unit or as separate doses/units in a single package.

1.15 “Commercialize” or “Commercializing” means to (a) market, promote, distribute, offer for sale, sell, have sold, import, have imported, export, have exported or otherwise commercialize a Vaccine, Product or diagnostic assay for a Product and (b) conduct discovery, pre-clinical, research or other Development activities with respect to a Vaccine, Product or diagnostic assay for a Product after such Vaccine, Product or diagnostic assay for such Product has received Regulatory Approval. When used as a noun, “Commercialization” means any and all activities involved in Commercializing.

1.16 “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective, those reasonable, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances. With respect to any efforts relating to the Development, Regulatory Approval or Commercialization of a Vaccine or Product by a Party, generally or with respect to any particular country in the Territory, a Party will be deemed to have exercised Commercially Reasonable Efforts if such Party has exercised those efforts normally used by such Party, in the relevant country, with respect to a Vaccine or protein, product or product candidate, as applicable (a) of similar modality Controlled by such Party, or (b) (i) to which such Party has similar rights, (ii) which is of similar market potential in such country, and (iii) which is at a similar stage in its development or product life cycle, as any Vaccine or Product, in each case, taking into account all Relevant Factors in effect at the time such efforts are to be expended. Further, to the extent that the performance of a Party’s obligations hereunder is adversely affected by the other Party’s failure to perform

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its obligations hereunder, the impact of such performance failure will be taken into account in determining whether such Party has used its Commercially Reasonable Efforts to perform any such affected obligations. Notwithstanding anything to the contrary contained herein, it is understood and agreed that, with respect to Pfizer, “Commercially Reasonable Efforts” will not take into account any amounts paid or payable to Valneva under this Agreement.

1.17 “Compliance” means the adherence by the Parties in all material respects to all applicable Laws and Party Specific Regulations, in each case with respect to the activities to be conducted under this Agreement.

1.18 “Confidential Information” means, with respect to each Party, all Know-How or other information, including proprietary information and materials (whether or not patentable) regarding or embodying such Party’s or its Representatives’ technology, products, business information or objectives, that is communicated by or on behalf of the Disclosing Party to the Receiving Party or its permitted recipients, on or after the Execution Date, but only to the extent that such Know-How or other information does not include any Know-How or other information that (a) was already known by the Receiving Party (other than under an obligation of confidentiality to the Disclosing Party) at the time of disclosure by or on behalf of the Disclosing Party, (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party, (c) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the receiving party in breach of its obligations under this agreement, (d) was disclosed to the receiving party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing party not to disclose such information to the Receiving Party or (e) was independently discovered or developed by or on behalf of the receiving party without the use of any Disclosing Party. The terms and conditions of this Agreement will be considered Confidential Information of both Parties.

1.19 “Control” or “Controlled” means with respect to any Intellectual Property Right or material (including any Patent Right, Know-How or other data, information or material), the ability (whether by sole, joint or other ownership interest, license or otherwise, other than pursuant to this Agreement) to, without violating the terms of any agreement with a Third Party, grant a license or sublicense or provide or provide access or other right in, to or under such Intellectual Property Right or material.

1.20 “Copyright” means any copyright Controlled by Pfizer, which copyright pertains to the promotional materials and literature utilized by Pfizer in connection with the Commercialization of Products in the Territory.

1.21 “Costs” means both internal and external costs and expenses (including the cost of allocated FTEs at the FTE Rate), all calculated in accordance with GAAP or IFRS, as applicable.

1.22 “Cover” means, with respect to a given Vaccine or Product and Patent Right, that a Valid Claim of such Patent Right would, absent a license hereunder or thereunder or ownership thereof, be infringed by the sale, offer for sale, use, manufacture, having manufactured or importation of such Vaccine or Product.

1.23 “Develop” or “Developing” means to discover, research or otherwise develop a process, Vaccine or Product, including conducting non-clinical and clinical research and development activities prior to Regulatory Approval. When used as a noun, “Development” means any and all activities involved in Developing.

1.24 “Development Budget” means the Development Budget attached hereto as Exhibit A, as it may be amended from time to time pursuant to Section 4.3.

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1.25 “Development Costs” means, with respect to each Vaccine and associated Product, the Costs listed below to the extent the same are incurred by a Party, on a country-by-country basis prior to Regulatory Approval in each such country (provided that any Costs associated with closing out and completing activities set forth in the Development Plan and Development Budget that commenced prior to such applicable Regulatory Approval will be included in Development Costs), during the Agreement Term and in connection with such Party’s performance under this Agreement, and, in each case, subject to the applicable Development Plan and Development Budget:

1.25.1 all Costs associated with preparing, submitting and obtaining Regulatory Filings and Regulatory Approvals pertaining to such Product;

1.25.2 all Internal Qualified Expenses or out-of-pocket costs incurred by the Parties or their respective Affiliates in performing activities designated to the Parties under the Development Plan, as applicable (including, to the extent included in the applicable Development Plan, the Costs of any development activities for clinical trials and related support to obtain Regulatory Approval for a Product and other lifestyle management activities, development of related devices, global medical affairs activities including observational research and any economic value evidenced generation in support of reimbursement activities such as health technology assessment submissions);

1.25.3 Costs of primary, secondary or tertiary packaging and labeling of Product with respect to Development of Vaccines and Products;

1.25.4 Costs associated with Development, including stability testing and other chemistry, manufacturing and controls support costs;

1.25.5 all Costs for other materials (such as placebo) obtained for use in Clinical Trials of or related to such Product;

1.25.6 all Costs incurred in connection with prosecution and maintenance of Valneva Lyme Genus Patent Rights, Valneva VLA-15 Species Patent Rights and Pfizer Patent Rights in accordance with Section 6.2 (but not including (a) any in-house legal costs incurred by either Party, or (b) Costs incurred by a Party in fulfilling its indemnification obligations hereunder; and

1.25.7 all Costs for Development activities conducted by Third Parties to the extent permitted by and conducted in accordance with the Development Plan.

1.25.8 Development Costs are exclusive of and do not include any Costs for which a Party is solely responsible under this Agreement. Except to the extent already included in Internal Qualified Expenses, Development Costs shall not include either Party’s Costs to the extent they solely relate to activities associated with overseeing execution of and compliance with this Agreement.

1.26 “Development Event” means each Development event listed in the table that appears in Section 3.3.

1.27 “Development Plan” means the Development Plan attached hereto as Exhibit B, as it may be amended from time to time pursuant to Section 4.3.

1.28 “Development Program Know-How” means any and all Know-How, Vaccines and Products, whether or not patentable, made solely by or on behalf of either Party or its Representatives on and after the Effective Date during the Term in the conduct of activities under the Development Plan or made jointly by or on behalf of (i) Valneva or its Representatives and (ii) Pfizer or its Representatives in the conduct of activities under the Development Plan.

1.29 “Development Program Patent Rights” means any and all Patent Rights claiming or disclosing any invention included in Development Program Know-How.

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1.30 “Development Program Technology” means the Development Program Patent Rights and Development Program Know-How.

1.31 “Development Term” means the period of time beginning on the Effective Date and expiring on completion of the Development Plan.

1.32 “Effective Date” means the later of (a) the Execution Date, (b) if a determination is made pursuant to Section 9.2 that a notification of this Agreement is not required to be made under the HSR Act or under any antitrust, competition or other similar laws, rules, regulations and judicial doctrines of jurisdictions other than the United States (“Foreign Antitrust Laws”), the date of such determination, or (c) if notification of this Agreement is required to be made under the HSR Act or any Foreign Antitrust Laws, the Antitrust Clearance Date.

1.33 “EMA” means the European Medicines Agency or any successor agency thereto.

1.34 “Exploit” means to Develop, Manufacture, Commercialize, use or otherwise exploit. Cognates of the word “Exploit” will have correlative meanings.

1.35 “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.

1.36 “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.37 “Field” means all therapeutic, diagnostic and prophylactic human and veterinary use.

1.38 “First Commercial Sale” means, with respect to any Product and with respect to any country of the Territory, the first sale of such Product by Pfizer or an Affiliate or Sublicensee of Pfizer to a Third Party in an indication in the Field in such country after such Product has been granted Regulatory Approval by the appropriate Regulatory Authority for such indication in such country.

1.39 “FTE” means, with respect to a person, the equivalent of the work of one (1) employee full time for one (1) year (consisting of at least a total of [***] hours per year, or such other number as may be agreed to by the JDC). [***].

1.40 “FTE Rate” means, for the period commencing on the Effective Date until such time as the JDC agrees otherwise, [***] per FTE. The FTE Rate shall be increased or decreased on each anniversary of the Effective Date by a percentage equivalent to [***]. The FTE Rate shall include costs of salaries, benefits, supplies, travel, other employee costs, and supporting general and administration allocations.

1.41 “GAAP” means United States generally accepted accounting principles, consistently applied.

1.42 “GCP” means the Good Clinical Practices officially published by EMA, FDA and the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) that may be in effect from time to time and are applicable to the testing of the Compounds.

1.43 “Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.

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1.44 “Government Official”, to be broadly interpreted, means (a) any elected or appointed government official (e.g.. a member of a ministry of health), (b) any employee or person acting for or on behalf of a government official. Governmental Authority, or other enterprise performing a governmental function, (c) any political party, candidate for public office, officer, employee, or person acting for or on behalf of a political party or candidate for public office, and (d) any employee or person acting for or on behalf of a public international organization (e.g., the United Nations). For clarity, healthcare providers employed by government-owned hospitals will be considered Government Officials.

1.45 “Human Material” means cells, cell cultures, blood, fluids, tissues, genetic material and genetic information (including data or results derived from DNA or RNA) of one or more Subjects provided or utilized by Valneva to conduct the Development Plan pursuant to this Agreement.

1.46 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

1.47 “HSR Filing” means filings by Pfizer and Valneva with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto.

1.48 “ICF” means an informed consent form that was approved by a qualified Institutional Review Board or Independent Ethics Committee in accordance with all applicable Laws and recognized international standards for the protection of human research subjects.

1.49 “IND” means an Investigational New Drug Application submitted under the FD&C Act, or an analogous application or submission with any analogous agency or Regulatory Authority outside of the United States for the purposes of obtaining permission to conduct Clinical Trials.

1.50 “IFRS” means International Financial Reporting Standards.

1.51 “Intellectual Property Rights” means any and all (a) Patent Rights, (b) proprietary rights in Know How, including trade secret rights, (c) proprietary rights associated with works of authorship and software, including copyrights, moral rights, and copyrightable works, and all applications, registrations, and renewals relating thereto, and derivative works thereof, (d) other forms of proprietary or intellectual property rights however denominated throughout the world, other than trademarks, service marks, trade names, domain names and other indicators of origin.

1.52 “Internal Qualified Expenses” means any expenses incurred by either Party in the performance of activities directly related to the Development (including activities related to such Party’s efforts to obtain Regulatory Approval) of Vaccines or Products, as the case may be, in each case subject to the Development Plan and Development Budget, and, to the extent not already included in Development Costs, Manufacturing Costs. Internal Qualified Expenses shall be charged by each Party [***] unless otherwise mutually agreed by the JDC; provided that such expenses exclude managerial, secretarial, clerical and administrative activities. For purposes of this Section 1.52, the term “managerial” shall mean activities performed by individuals who are not (i) directly performing Development or Manufacturing-related activities, or (ii) directly overseeing individuals directly performing Development or Manufacturing-related activities (e.g., “managerial” activities include activities performed by individuals overseeing those that directly oversee individuals directly performing Development or Manufacturing- related activities).

1.53 “Joint Committee” means JSC and JDC.

1.54 “Joint Development Committee” or “JDC’ means the committee described in Section 4.3.2.

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1.55 “Joint Steering Committee” or “JSC” means the steering committee described in Section 4.3.1.

1.56 “Know-How” means any proprietary invention, discovery, development, data, information, process, method, technique, material (including any chemical or biological material), technology, result, cell line, cell, antibody or other protein, Vaccine, probe, nucleic acid, (including RNAi) or other sequences or other know-how, whether or not patentable, and any physical embodiments of any of the foregoing.

1.57 “Law” means any law, statute, rule, regulation, order, judgment or ordinance of any Governmental Authority.

1.58 “Major EU Market Country” means any of [***].

1.59 “Major Market Country” means any [***].

1.60 “Manufacture” or “Manufacturing” means to make, produce, manufacture, process, fill, finish, package, label, perform quality assurance testing, release, ship or store, and for the purposes of further Manufacturing, distribute, import or export, a Vaccine or product or any component thereof. When used as a noun, “Manufacture” or “Manufacturing” means any and all activities involved in Manufacturing a Vaccine or protein, device or product or any component thereof.

1.61 “Net Sales” means: (a) with respect to a Product that is not a Combination Product, gross receipts from sales by Pfizer and its Affiliates and Sublicensees of such Product to Third Parties in the Territory or (b) with respect to any diagnostic assay Developed using the Valneva Technology for a Product, gross receipts from sales by Pfizer and its Affiliates from the Exploitation of such diagnostic assay for a Product, less in each case of (a) and (b), (i) [***] and (ii) [***]; and (c) with respect to a Product that is a Combination Product, that percentage of the Net Sales of such Combination Product (as determined in accordance with clause (a)) in a country that relates to the Product as Pfizer may reasonably determine (on a prorated basis) based on the then-prevailing mean average wholesale acquisition costs of the Product in such country and the other active ingredient(s) in such Combination Product when sold separately. Net Sales will be determined from books and records maintained in accordance with GAAP, as consistently applied by Pfizer with respect to sales of the Product. No individual deductions described in this definition of “Net Sales” may be taken more than once for any one sale of an individual Product. [***].

1.62 “New Phase 2 Clinical Trial” means a Phase 2 Clinical Trial to be initiated by Valneva following the Effective Date to evaluate a modified dosing volume, dose and dosing schedule of the Product.

1.63 “On-going Phase 2 Clinical Trials” means the VLA-201 and VLA-202 Clinical Trials being conducted by Valneva as of the Effective Date.

1.64 “Packaging and Labeling” means primary, secondary or tertiary packaging and labeling of Product (whether in clinical or commercial packaging presentation) for use in the Field in the Territory, including insertion of materials such as patient inserts, patient medication guides, and professional inserts and any other written, printed or graphic materials accompanying the Product and any brand security or anti-counterfeiting measures included in the packaging elements for the Product considered to be part of the finished packaged Product, and all testing and release thereof.

1.65 “Party Specific Regulations” means all non-monetary judgments, decrees, orders or similar decisions issued by any Governmental Authority specific to a Party, and all consent decrees, corporate integrity agreements, or other agreements or undertakings of any kind by a Party with any Governmental Authority, in each case as the same may be in effect from time to time and applicable to a Party’s activities contemplated by this Agreement.

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1.66 “Patent Rights” means any and all (a) issued patents, (b) pending patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patents granted thereon, (c) patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including patent term adjustments, patent term extensions, supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates, (e) other forms of government-issued rights substantially similar to any of the foregoing and (f) United States and foreign counterparts of any of the foregoing.

1.67 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.

1.68 “Pfizer Diligence Obligations” means Pfizer’s Development and Regulatory Approval diligence obligations under Section 5.3.1 and Pfizer’s Commercialization diligence obligations under Section 5.3.2.

1.69 “Pfizer Know-How” means (a) all Development Program Know-How and (b) any other Know-How that (i) is Controlled by Pfizer on the Effective Date or that comes into the Control of Pfizer during the Term (other than through the grant of a license by Valneva) and (ii) relates to one or more Vaccines or Products or the Development, Manufacture, Commercialization or use of any of the foregoing.

1.70 “Pfizer Patent Right” means any Patent Right that (i) is Controlled by Pfizer on the Effective Date or that comes into the Control of Pfizer during the Term (other than through the grant of a license by Valneva) or (ii) is conceived, discovered, developed or otherwise made, by or on behalf of Pfizer (other than by or on behalf of Valneva) under this Agreement and, in each of (i) and (ii), claims any (w) Vaccine or Product (including the composition of matter thereof), (x) method of making any Vaccine or Product, (y) methods of using any Vaccine or Product or (z) Pfizer Know-How.

1.71 “Pfizer Quarter” means each of the four (4) thirteen (13) week periods (a) with respect to the United States, commencing on January 1 of any Pfizer Year and (b) with respect to any country in the Territory other than the United States, commencing on December 1 of any Pfizer Year.

1.72 “Pfizer Technology” means the Pfizer Patent Rights and Pfizer Know-How.

1.73 “Pfizer Year” means the twelve month fiscal periods observed by Pfizer (a) commencing on January 1 with respect to the United States and (b) commencing on December 1 with respect to any country in the Territory other than the United States.

1.74 “Phase 2 Clinical Trial” means a Clinical Trial, the principal purpose of which is to make a preliminary determination as to whether a pharmaceutical product is safe for its intended use and to obtain sufficient information about such product’s efficacy or immunogenicity, in a manner that is generally consistent with 21 CFR § 312.21(b), as amended (or its successor regulation), to permit the design of further Clinical Trials.

1.75 “Phase 3 Clinical Trial” means a pivotal Clinical Trial with a defined dose or a set of defined doses of a pharmaceutical product designed to ascertain efficacy or immunogenicity and safety of such product, in a manner that is generally consistent with 21 CFR § 312.2l (c), as amended (or its successor regulation), for the purpose of enabling the preparation and submission of a BLA.

1.76 “Phase 4 Trial” means any study initiated in the Territory for a Product following the first Regulatory Approval for the sale of such Product for the Indication being studied whether or not required by a Governmental Authority. Phase 4 Trials may include epidemiological studies, modeling and pharmacoeconomic studies, and post-marketing surveillance studies, as well as any clinical study or research study sponsored and conducted by a Person not employed by or on behalf of either Party.

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1.77 “Price Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be).

1.78 “Product” means any pharmaceutical or biopharmaceutical product in a formulation suitable for administration to patients which contains one or more Vaccines as an active ingredient.

1.79 “Public Health Service Act” means the United States Public Health Service Act (42 U.S.C. 201 et seq), as amended from time to time (including any rules and regulations promulgated thereunder) or any subsequent or superseding law, statute or regulation.

1.80 “Regulatory Approval” means all technical, medical and scientific licenses, registrations, authorizations and approvals (including approvals of BLAs, supplements and amendments, pre- and post-approvals and labeling approvals) of any Regulatory Authority, necessary or useful for the use. Development, Manufacture, and Commercialization of a pharmaceutical or biopharmaceutical product in a regulatory jurisdiction, including commercially reasonable Price Approvals and commercially reasonable Third Party reimbursement approvals.

1.81 “Regulatory Authority” means, with respect to a country in the Territory, any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the European Medicines Agency), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority involved in the granting of a Regulatory Approval or, to the extent required in such country. Price Approval, for pharmaceutical products in such country.

1.82 “Relevant Factors” means all relevant factors that may affect the Development, Regulatory Approval or Commercialization of a Vaccine or Product, including (as applicable): [***].

1.83 “Representatives” means (a) with respect to Pfizer, Pfizer, its Affiliates, its Sublicensees and each of their respective officers, directors, employees, consultants, contractors and agents and (b) with respect to Valneva, Valneva, its Affiliates and each of their respective officers, directors, employees, consultants, contractors and agents.

1.84 “Reversion Technology” means, as of the effective date of termination of this Agreement and with respect to a Continuation Product, (a) any Pfizer Know-How that was invented, discovered or developed during the Term and in connection with Pfizer’s or its Affiliates’ activities under the Agreement and (b) any Pfizer Patent Right if and solely to the extent such Pfizer Patent Right claims any Pfizer Know-How described in clause (a) above, in each case of clause (a) and (b) to the extent actually used by Pfizer to Develop, Commercialize or Manufacture such Continuation Product as of the time of termination

1.85 “Royalty Term” means, with respect to any particular Product in any particular country in the Territory (on a country-by-country basis), the period commencing on the First Commercial sale of such Product in such country and ending on the last to occur of (a) the date on which the sale, offer for sale or importation of such Product in such country would infringe, but for the license granted hereunder, a Valid Claim Covering such Product in such country and (b) [***] years after First Commercial Sale of such Product in such country.

1.86 “Subject” means the individual donor of the Human Material or of the original tissues from which the Human Material was derived.

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1.87 “Sublicensee” means any Person to whom Pfizer grants or has granted, directly or indirectly, a sublicense of rights licensed by Valneva to Pfizer under this Agreement.

1.88 “Territory’” means worldwide.

1.89 “Third Party” means any Person other than Pfizer, Valneva or their respective Affiliates.

1.90 “Trademark” means any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan or other indicia of origin or ownership, including the goodwill and activities associated with each of the foregoing.

1.91 “Vaccine” means Valneva’s multivalent vaccine known as VLA-15 as described in the Valneva Patent Rights.

1.92 “Valid Claim” means, with respect to a particular country and Vaccine or Product, a claim of an issued and unexpired Valneva Patent Right licensed to Pfizer that Covers the Product and that has not been held invalid or unenforceable by a final decision of a court or governmental agency of competent jurisdiction, which decision can no longer be appealed or was not appealed within the time allowed; provided, that if a claim of a pending patent application shall not have issued within [***] years after the earliest filing date from which such claim takes priority, such claim shall not constitute a Valid Claim unless and until a patent right issues with such claim (from and after which time the same would be deemed a Valid Claim).

1.93 “Valneva Know-How” means any Know-How, other than Valneva Materials, or Development Program Know-How, that (a) is Controlled by Valneva or any of its Affiliates as of the Effective Date or that comes into the Control of Valneva or any of its Affiliates during the Term (other than through the grant of a license by Pfizer) and (b) relates to any Vaccine or Product and is useful, desirable or necessary for the Development, Manufacture, Commercialization or use of any Vaccine or Product. Know-How of any Person that becomes an Affiliate of Valneva after the Effective Date as a result of a Change of Control of Valneva will not be included within Valneva Know-How; provided that, and only so long as, no Valneva Know-How or Valneva Confidential Information used in the Development or Manufacture of a Vaccine or Product is disclosed to such Person and used by such Person or its Affiliates, other than Valneva, in the Development or Manufacture of any vaccine, product or antibody, alone or in combination with any vaccine, antibody, compound or other product, for the intended prevention of Lyme disease. If such Person uses, in any manner Valneva Know-How or Valneva Confidential Information for the Development or Manufacture of a vaccine, product or antibody, alone or in combination with any vaccine, antibody, compound or other product, for the intended or approved prevention of Lyme disease then any Intellectual Property Rights conceived, discovered, developed or otherwise made, by or on behalf of such Person in the course of such use will be included in Valneva Know-How.

1.94 “Valneva Lyme Genus Patent Rights” means (a) those Valneva Patent Rights listed in Schedule 8.3.4 attached hereto under the heading “Valneva Lyme Genus Patents” and any Valneva Patent Rights that claim priority to at least one of those Valneva Patent Rights attached hereto under the heading “Valneva Lyme Genus Patents” as well as (b) any Valneva Patent Right which (i) is Controlled by Valneva or its Affiliates that arises after the Effective Date during the Term, (ii) explicitly claims a method for the prevention of Lyme disease specifically, and (iii) is not a Valneva VLA-15 Species Patent Rights.

1.95 “Valneva Materials” means any tangible materials (but not information about or contained in such materials) owned or Controlled by Valneva that relate to or embody the Valneva Technology.

1.96 “Valneva Patent Right” means any Patent Right, other than a Development Program Patent Right, that (a) is Controlled by Valneva or any of its Affiliates as of the Effective Date or is Controlled by Valneva or any of its Affiliates during the Term (other than through the grant of a license by Pfizer) and (b) claims any (i) Vaccine or Product (including the composition of matter thereof), (ii) method of making

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any Vaccine or Product, (iii) methods of using any Vaccine or Product or (iv) Valneva Know-How. Patent Rights of any Person that becomes an Affiliate of Valneva after the Effective Date as a result of a Change of Control of Valneva will not be included within Valneva Patent Rights; provided that, and only so long as no Valneva Know-How or Valneva Confidential Information used in the Development or Manufacture of a Vaccine or Product is disclosed to such Person and used by such Person or its Affiliates, other than Valneva, in the Development or Manufacture of any vaccine, product or antibody alone or in combination with any vaccine, antibody, compound or other product, for the intended or approved prevention of Lyme disease. If such Person uses Valneva Know-How or Valneva Confidential Information, in any manner for the Development or Manufacture of a vaccine, product or antibody, alone or in combination with any vaccine, antibody, compound or product, for the intended or approved prevention of Lyme disease then any Intellectual Property Rights conceived, discovered, developed or otherwise made, by or on behalf of such Person in the course of such use will be included in Valneva Patent Rights. Valneva Patent Rights include the existing Patent Rights listed in Schedule 8.3.4 and, for clarity, includes all Valneva Lyme Genus Patent Rights, Valneva VLA-15 Species Patent Rights and Valneva Platform Patent Rights.

1.97 “Valneva Phase 2 Clinical Trials” means the On-Going Phase 2 Clinical Trials and the New Phase 2 Clinical Trial.

1.98 “Valneva Platform Patent Rights” means (a) those Valneva Patent Rights listed in Schedule 8.3.4 attached hereto under the heading “Valneva Platform Patents” and any Valneva Patent Rights that claim priority to at least one of those Patent Rights attached hereto under the heading “Valneva Platform Patents” as well as (b) any Valneva Patent Right which is Controlled by Valneva or its Affiliates that arises after the Effective Date during the Term that is not either a Valneva Lyme Genus Patent Rights or Valneva VLA-15 Species Patent Rights.

1.99 “Valneva Technology” means the Valneva Patent Rights and Valneva Know-How.

1.100 “Valneva Third Party Agreement” means any agreement between Valneva (or any of its Affiliates) and any Third Party (such Third Party, a “Third Party Licensor”) that (a) relates to any of the Valneva Technology, Valneva Materials or Development Program Technology or (b) otherwise grants a license or otherwise transfers any right to practice under any Patent Rights or Know-How, in each case that relate to the Vaccines, Products or activities under this Agreement.

1.101 “Valneva VLA-15 Species Patent Rights” means (a) those Valneva Patent Rights listed in Schedule 8.3.4 attached hereto under the heading “Valneva VLA-15 Species Patents” and any Valneva Patent Rights that claim priority to at least one of those Valneva Patent Rights attached hereto under the heading “Valneva VLA-15 Species Patents” as well as (b) any Valneva Patent Right which (i) is Controlled by Valneva or its Affiliates that arises after the Effective Date during the Term, (ii) explicitly claims the protein sequences that comprise VLA-15 specifically, and (iii) is not either a Valneva Lyme Genus Patent Rights or a Valneva Platform Patent Rights.

1.102 The following terms are defined in the section of this Agreement listed opposite each term:

Defined Term	Section in Agreement
Additional Third Party License	3.4.4(a)
Agreement	Preamble
Alliance Managers	4.3.4(b)
Antitrust Filings	9.1
Clinical Data	2.14
Continuation Product	9.7.1(a)(ii)(A)
Continuing Party	6.2.1(d)
Courts	11.14

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Debtor	9.8.1
Declining Party	6.2.1(d)
Development Payment	3.3
Diligence Issue	5.3.5
Disclosing Party	7.1
Excess Costs	3.2
Execution Date	Preamble
Foreign Antitrust Laws	1.32
Global Trade Control Laws	11.11
HCPs	8.3.10
Indemnified Party	10.4.1
Indemnifying Party	10.4.1
Infringement Claim	6.2.7
IRS Form	3.5.3(b)
JDC Chair	4.3.2(a)
Liabilities	10.2
Licensed Activities	6.2.6(a)
Litigation Conditions	10.4.2
Manufacturing Process	4.2.5
Marginal Royalty Rates	3.4.1
Notice of Dispute	11.12.1
Party or Parties	Preamble
Per Product Annual Net Sales	3.4.1
Pfizer	Preamble
Pfizer Enforcement Valneva Patent Rights	6.2.2(a)
Pfizer Indemnified Party	10.3
Pfizer Prosecuted Valneva Patent Rights	6.2.1(b)
Policies	8.3.11
Program Director and Program Directors	4.3.4(a)
Receiving Party	7.1
Reconciliation Report	3.2.1(b)
Restricted Market	11.11.1
Restricted Parties	11.11.2
Review Period	7.4.2
Shared Costs	3.2
Technology Transfer Plan	2.15
Term	9.4
Third Party Claim	10.4.1
Third Party IP Rights	6.2.6(b)
Up-Front Payment	3.1
US-Austria DTAA	3.5.3(b)
Valneva	Preamble
Valneva Indemnified Party	10.2
Valneva Prosecuted Valneva Patent Rights	6.2.1(a)
VAT	3.5.3(a)
VPPR Infringement	6.2.2(b)

2. LICENSE GRANTS AND TECHNOLOGY TRANSFER.

2.1 Exclusive License from Valneva to Pfizer. Subject to the terms and conditions of this Agreement, effective as of the Effective Date, Valneva hereby grants, and will cause its Affiliates to hereby grant, to Pfizer an exclusive (exclusive even as to Valneva except to the extent necessary to perform Valneva’s activities under the Development Plan during the Development Term) sublicensable license and,

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to the extent any Valneva Technology or Valneva Materials are Controlled by Valneva pursuant to a Valneva Third Party Agreement, a sublicense, as applicable, under the Valneva Technology and Valneva Materials, to use, have used. Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized and otherwise Exploit Vaccines and Products in the Field in the Territory.

2.2 Non-Exclusive License from Valneva to Pfizer. Without limiting any other license or sublicense granted under this Agreement and subject to the terms and conditions of this Agreement, Valneva, effective as of the Effective Date, hereby grants, and shall cause its Affiliates to hereby grant, to Pfizer a non-exclusive, sublicensable license under all Patent Rights, Know-How and other Intellectual Property Rights Controlled (as of the Effective Date or at any time during the Term) by Valneva or its Affiliates (to the extent such Patent Rights, Know-How and other Intellectual Property Rights are not exclusively licensed or sublicensed to Pfizer pursuant to Section 2.1), to use, have used, Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized and otherwise Exploit Vaccines and Products in the Field in the Territory during the Term.

2.3 Pfizer Sublicensees. Pfizer will have the right to grant sublicenses to its Affiliates and Third Parties of any and all rights granted to Pfizer under this Agreement by Valneva, including any and all rights licensed to Pfizer pursuant to Section 2.1 or Section 2.2. Pfizer will provide Valneva with a copy of each agreement containing any such sublicense within [***] of execution, with reasonable redactions that will enable Valneva to reasonably monitor compliance with the terms and conditions of this Agreement. No sublicense will diminish, reduce or eliminate any obligation of Pfizer, as the sublicensing Party, under this Agreement, and Pfizer will remain responsible for its obligations under this Agreement and will be responsible for the performance of the relevant sublicensee as if such sublicensee were the sublicensing Party hereunder (including, without limitation, reporting obligations imposed upon Pfizer in accordance with this Agreement). Each sublicense granted by Pfizer, as the sublicensing Party, to any rights licensed to it hereunder will terminate immediately upon the termination of the original license with respect to such rights.

2.4 Direct Licenses to Affiliates. Pfizer may, from time to time, request that Valneva grant licenses or sublicenses directly to Affiliates of Pfizer by giving written notice, upon receipt of which Valneva agrees to enter into and sign a separate direct license or sublicense agreement with such designated Affiliate of Pfizer. All such direct license or sublicense agreements will be consistent with the terms and conditions of this Agreement, except for such modifications as may be required by applicable Laws in the country in which the direct license or sublicense will be exercised. The Parties further agree to make any amendments to this Agreement that are necessary to conform the combined terms of such direct licenses or sublicenses and this Agreement to the terms of this Agreement as set forth on the Execution Date. All reasonable costs of making such direct license or sublicense agreement(s), including Valneva’s reasonable attorneys’ fees, under this Section 2.4 will be borne by Pfizer.

2.5 Non-Exclusive License from Pfizer to Valneva. During the Development Term and subject to the terms and conditions of this Agreement, Pfizer hereby grants to Valneva a non-exclusive, royalty-free, fully paid-up license in the Territory, with no right to grant sublicenses other than to permitted subcontractors under Section 4.2.2, under the Pfizer Technology and Development Technology solely to the extent necessary to perform Valneva’s activities under the Development Plan.

2.6 Reciprocal Non-Exclusive Research License for Disclosed Know-How and Confidential Information. Subject to any pre-existing exclusive license grants to Third Parties as of the Effective Date, and without limiting any other license granted to either Party under this Agreement:

2.6.1 Pfizer hereby grants to Valneva a non-exclusive, irrevocable, perpetual, royalty-free, fully paid-up, worldwide license, with the right to sublicense to Valneva Affiliates, to use for research purposes all Pfizer Know-How or Pfizer Confidential Information that is disclosed to Valneva during the Term; provided that nothing in this Section 2.6.1 shall give Valneva any right to practice under any Patent Right owned or Controlled by Pfizer or its Affiliates.

2.6.2 Valneva hereby grants, and shall cause its Affiliates to hereby grant, to Pfizer a non-exclusive, irrevocable, perpetual, royalty-free, fully paid-up, worldwide license, with the right to sublicense to Pfizer Affiliates, to use for research purposes all Valneva Know-How, Valneva Materials or Valneva Confidential Information that is disclosed to Pfizer during the Term; provided that nothing in this Section 2.6.2 shall give Pfizer any right to practice under any Patent Right owned or Controlled by Valneva or its Affiliates.

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2.7 Right of Reference. Valneva hereby grants to Pfizer, its Affiliates and its Sublicensees a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) (or any analogous Law recognized outside of the United States), to all data (including any regulatory filings or Regulatory Approvals) Controlled by Valneva or its Affiliates that relates to any Vaccine or Product, in all cases solely for the Development, Manufacture, Commercialization and Exploitation of the Product pursuant to the terms and conditions of this Agreement, and Valneva will provide a signed statement to this effect, if requested by Pfizer, in accordance with 21 C.F.R. § 314.50(g)(3) (or any analogous Law outside of the United States).

2.8 Exclusivity. During the Term, except to the extent necessary for Valneva to perform its activities under the Development Plan, Valneva shall not, and shall cause its Affiliates not to (a) directly or indirectly, Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized or otherwise Exploit or have Exploited any Vaccine, antibody, or product, alone or in combination, for Lyme disease for itself, an Affiliate or with or on behalf of a Third Party, or (b) license, authorize, appoint, or otherwise enable any Third Party to perform any of the activities under clause (a); provided, however, that in the event of a Change of Control of Valneva the foregoing limitations shall not apply to the acquiring company with respect to any research, development or commercialization efforts that such acquiring company had on-going as of the date of such Change of Control. Except as provided in this Agreement, such acquiring company will not use, in any manner, any Valneva Technology for the Exploitation, alone or with any Third Party, of any vaccine, antibody, biosimilar, compound or product, alone or in combination, for the intended or approved prevention of Lyme disease.

2.9 No Implied Rights. Except as expressly provided in this Agreement, neither Party will be deemed to have granted the other Party (by implication, estoppel or otherwise) any right, title, license or other interest in or with respect to any Patent Rights, Know-How or other Intellectual Property Rights or information Controlled by such Party.

2.10 Safe Harbor. This Agreement is not intended to restrict or waive any rights that the Parties may otherwise have under applicable law, including without limitation 35 U.S.C. § 271(e)(1).

2.11 Initial Data Transfer. Within a reasonable time not to exceed [***] following the Effective Date, Valneva will disclose to Pfizer true, accurate and complete copies of all Valneva Know-How, including all preclinical and Phase 1 data, in each case to the extent developed by Valneva on or prior to the Effective Date and in its current (electronic or other) format as Pfizer may reasonably request (including by download of digital files to a secure website or e-room designated and controlled by Pfizer).

2.12 Samples of Tangible Materials. Within a reasonable time not to exceed [***] from the Effective Date, Valneva will furnish to Pfizer any Valneva Materials, including research grade samples of all Vaccines discovered or developed by Valneva prior to the Effective Date. Nothing in this Section 2.12 shall limit or in any way change Valneva’s obligations under this Agreement with respect to any Human Material it provides or uses under this Agreement.

2.13 Continuing Disclosure and Knowledge Transfer. On a [***] basis, or more frequently at the reasonable request of Pfizer during the Development Term, Valneva, to the extent not previously provided to Pfizer, will provide to Pfizer a written summary of all Valneva Technology that is licensed or developed by Valneva or that otherwise comes into the Control of Valneva that relates to the Development of any Vaccine, antibody, or Product, alone or in combination, for Lyme disease. Further, Valneva will make appropriate personnel (directly, or through an Affiliate) available to Pfizer at reasonable times and places in a way that does not require Valneva to form a permanent establishment in the United States of America for US tax purposes and upon reasonable prior notice for the purpose of assisting Pfizer to understand and use the Valneva Technology in connection with Pfizer’s Development, Manufacture, Commercialization and use of Vaccines and Products for Lyme Disease.

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2.14 Clinical Data Transfer. Valneva shall provide to Pfizer copies of all clinical data and results from any and all completed Clinical Trials for the Vaccine or Product as well as the Valneva Phase 2 Clinical Trials (“Clinical Data”), in electronic form or other mutually agreeable alternate form on timelines agreed to by the JDC, and a complete copy of the Clinical Data shall be provided to Pfizer no later than [***] following interim readouts and completion of each Valneva Phase 2 Clinical Trial. Valneva shall ensure that all patient authorizations and consents required under Applicable Law in connection with the Valneva Phase 2 Clinical Trials permit such sharing of Clinical Data with Pfizer.

2.15 Technology Transfer Plan. Notwithstanding Sections 2.11, 2.12, 2.13 and 2.14, Valneva will provide Pfizer with all reasonable assistance necessary or desirable (a) to effect the timely and orderly transfer of Valneva Technology in accordance with the Technology Transfer Plan, (b) to enable Pfizer to perform its obligations under Section 5.1 and (c) for Pfizer to exercise its rights under the licenses and sublicenses granted in Section 2.1 and Section 2.2. Without limiting Valneva’s obligations set forth elsewhere under this Agreement, Valneva will perform all technology transfer activities as set forth under the technology transfer plan agreed to by the Parties prior to the Effective Date (the “Technology Transfer Plan”), which Technology Transfer Plan shall become part of this Agreement. Valneva will cause all technology transfer activities to be performed under the Technology Transfer Plan to be carried out by the specific individuals identified to perform such activities in the Technology Transfer Plan.

3. PAYMENTS AND COST SHARING.

3.1 Up-Front Payment. Pfizer will make a one-time non-refundable, non-creditable payment of one hundred thirty million US dollars ($130,000,000) to Valneva (the “Up-Front Payment”) within [***] of receipt of Valneva’s invoice (such invoice to be delivered on or following the Effective Date of this Agreement).

3.2 Development Program Expenses. Subject to the terms and conditions of this Agreement, the Development Costs incurred by the Parties pursuant to the Development Plan in accordance with the Development Budget (“Shared Costs”) will be borne seventy percent (70%) by Pfizer and thirty percent (30%) by Valneva. Unless otherwise agreed by the Parties in advance, in writing, any Development Costs by the Parties with respect to the Development Plan in excess of the aggregate amounts set forth in the Development Budget (“Excess Costs”), shall not be included in the calculation of the Shared Costs as set forth above; provided, that a given Excess Cost shall be included in the calculation of the Shared Costs to the extent such Excess Cost is or was attributable to: (i) a change in Applicable Law; (ii) a Force Majeure event; (iii) variation in sites and countries or actual patient enrollment from projected patient enrollment as well as treatment duration; or (iv) a change required by any Regulatory Authority to support Regulatory Approval for the proposed target Product profile. [***].

3.2.1 Reconciliation and Reimbursement.

(a) Within (i) [***] after the end of each of the first three (3) Calendar Quarters during each Calendar Year and (ii) within [***] after the fourth (4th) Calendar Quarter of each Calendar Year, each Party will provide the other Party with a detailed, activity-based statement of the Development Costs incurred after the Effective Date pursuant to this Section 3.2 in a format to be agreed upon by the Parties. The Parties will work together to establish an optimal inter-Party financial operating structure (including, if necessary, procedures and agreements between the Parties) which is consistent with the economic result contemplated herein and consistent to the extent feasible with each Party’s internal structures and procedures.

(b) Within (i) [***] after the end of each of the first three (3) Calendar Quarters during each Calendar Year and (ii) within [***] after the fourth (4th) Calendar Quarter of each Calendar Year, Pfizer will provide Valneva with a written report (the “Reconciliation Report”) setting forth, in a format to be agreed-upon by the Parties, the calculations of each Party’s share of such Development Costs for the previous Calendar Quarter. Such Reconciliation Report will include for such Calendar Quarter (i) the total Development Costs incurred by each Party in accordance with this Section 3.2, and each Party’s respective share thereof, and (ii) the net payment due from one Party to the other Party in accordance with this Section 3.2.

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(c) Any net payment owed from one Party to the other Party will be paid within [***] following delivery of the Reconciliation Report; provided that if a Party disputes an amount provided in such Reconciliation Report then such disputed amount will be reviewed by the JDC, and any net payment owed with respect to the undisputed amounts will be paid within the above set forth timeline. If requested by a Party, any invoices or other supporting documentation for any payments to a Third Party will be promptly provided.

(d) Within [***] after the other Party’s request, a Party will provide copies of invoices or other appropriate supporting documentation with respect to its Development Costs, The receiving Party will treat all information subject to review under this Section 3.2 in accordance with the confidentiality provisions of Article 7.

3.3 Development Payments. Pfizer will pay Valneva the non-refundable, non-creditable amounts set forth below within [***] following the first occurrence of each event described below for the first Product Covered by a Valid Claim in the applicable country of Development or Commercialization in the Territory to achieve such event (each, a “Development Payment”).

	Development Event	Development Payment
(i)	[***]	[***]
(ii)	[***]	[***]
(iii)	[***]	[***]
(iv)	[***]	[***]
(v)	[***]	[***]

Each of the Development Payments set forth above will be payable one time only (regardless of the number of Products with respect to which, or the number of times with respect to any Product, the specified Development Event occurs). No Development Payments will be payable by Pfizer for any subsequent Product regardless of the number of Products Developed. For clarification, if one Product replaces another Product in Development, then such replacement Product will only be subject to Development Payments that have not previously been triggered by one or more prior Products. The maximum amount payable by Pfizer under this Agreement with respect to all Development Payments if all Development Events occur will be one hundred seventy-eight million dollars ($178,000,000).

3.4 Royalty Payments.

3.4.1 Royalties. Subject to the provisions of Section 3.4.4, Pfizer will pay Valneva royalties on a tiered marginal royalty rate basis as set forth below (the “Marginal Royalty Rates”) based on the annual aggregate Territory-wide Net Sales resulting from the sale of each Product, on a Product-by-Product basis, during each Pfizer Year of the applicable Royally Term for each Product (each, the “Per Product Annual Net Sales”):

Per Product Annual Territory- Wide Net Sales	Marginal Royalty Rate (% of Per Product Annual Net Sales)
[***]	19%
[***]	[***]
[***]	[***]
[***]	[***]

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Each Marginal Royalty Rate set forth in the table above will apply only to that portion of the Net Sales of a given Product in the applicable country or countries in the Territory during a given Pfizer Year that falls within the indicated range. An example calculation of royalties under this Section 3.4.1 is set forth in Schedule 3.4.1.

3.4.2 Royalty Offset. The Parties acknowledge and agree that Pfizer is entitled to immediately offset [***] against any royalties that may become due and owing to Valneva pursuant to Section 3.4.1. Such offset, pursuant to this Section 3.4.2, will be applied to any royalty amounts owed to Valneva prior to any payment being made to Valneva until such offset is fully realized by Pfizer.

3.4.3 Fully Paid-Up, Royalty Free License. Following expiration of the Royalty Term for any Product in a given country, no further royalties will be payable in respect of sales of such Product in such country and, thereafter the license granted to Pfizer under Sections 2.1 and 2.2 with respect to such Product in such country will automatically become fully paid-up, perpetual, irrevocable and royalty-free.

3.4.4 Royalty Adjustments. The following adjustments will be made, on a Product-by -Product and country-by-country basis, to the royalties payable pursuant to Section 3.4.1:

(a) Third Party Patents. If it is necessary or desirable for Pfizer to license one or more Patent Rights from one or more Third Parties in order to Develop, Manufacture, Commercialize or use any Product, whether directly or through any Pfizer Affiliate or Sublicensee in any country in the Territory, then Pfizer may, in its sole discretion, negotiate and obtain a license under such Patent Right(s) (each such Third Party license referred to herein as an “Additional Third Party License”). On a country-by-country basis, any royalty otherwise payable to Valneva under this Agreement with respect to Net Sales of any Product in the applicable country by Pfizer, its Affiliates or Sublicensees will be reduced by [***] of the amounts payable to Third Parties pursuant to any Additional Third Party Licenses, such reduction to continue until all such amounts have been expended, provided that in no event (other than in the case of Valneva’s breach of any representation, warranty or covenant hereunder) will the total royalty payable to Valneva for any Product (with respect to Net Sales of any Product in the applicable country) be less than [***] of the royalty amounts otherwise payable for such Product.

(b) No Adjustment for Valneva Third Party Agreements. Valneva will be solely responsible for (i) all obligations (including any royalty or other obligations that relate to the Valneva Technology, Valneva Materials or Valneva’s interest in the Joint Technology) under its agreements with Third Parties that are in effect as of the Effective Date and (ii) all payments to inventors (other than inventors that are Representatives of Pfizer) of Valneva Technology, Valneva Materials, Development Program Technology or Joint Technology, including payments under inventorship compensation Laws.

(c) Existing Pfizer Third Party Agreements. Pfizer will be solely responsible for all obligations (including royalty obligations) that relate to Products under its agreements with Third Parties that are in effect on or prior to the Effective Date.

(d) Biosimilar Entry. Notwithstanding the foregoing, for Net Sales based on sales of a Product in a country in the Territory, on a country-by-country basis, any payments owed with respect to such Product pursuant to this Section 3.4 will be reduced by [***] for the remainder of the applicable Royalty Term, such reduction to be prorated for the then-current Pfizer Quarter, if at any time (X) one or more Biosimilar Versions of such Product is available in such country and (Y) such one or more Biosimilar Versions in the aggregate have achieved in excess of [***] market penetration ([***]) for the period of [***] as applicable from time to time.

(e) No Valid Claim. Notwithstanding the foregoing, In the event that, with respect to any particular Product in any particular country in the Territory, the Royalty Term for such Product in such country extends beyond the date on which such Product is not Covered by any Valid Claim in such country, Net Sales in any such country shall be reduced by [***] for the remainder of the applicable Royalty Term.

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(f) Royalty Floor. Notwithstanding anything to the contrary contained in this Agreement, in the case where the Exploitation of a Product in a specific country: (i) is Covered by a Valid Claim in such country, the maximum reduction of royalties under this Section 3.4 with respect to royalties owed in such country shall be [***] of the royalty amounts required to be paid pursuant to Section 3.4.1 (as if no other adjustments pursuant to this Section 3.4 had been given effect for the purposes of calculating the maximum [***] reduction amounts); and (i) is not Covered by a Valid Claim in such country, the maximum reduction of royalties under this Section 3.4 with respect to royalties owed in such country shall be [***] of the royalty amounts required to be paid pursuant to Section 3.4.1 (as if no other adjustments pursuant to this Section 3.4 had been given effect for the purposes of calculating the maximum [***] reduction amounts).

3.5 Reports and Payments.

3.5.1 Cumulative Royalties. The obligation to pay royalties under this Agreement will be imposed only once with respect to any sale of any Product.

3.5.2 Royalty Statements and Payments. Within [***] of the end of each Calendar Quarter, Pfizer will deliver to Valneva a report setting forth, for the most recent Pfizer Quarter ending during such Calendar Quarter, the following information, on a Product-by-Product, country-by-country and Territory-wide basis: (a) Net Sales of each Product, (b) the basis for any adjustments to the royalty payable for the sale of any such Product and (c) the royalty due hereunder for the sale of each such Product. No such reports will be due for any such Product (i) before the First Commercial Sale of such Product or (ii) after the Royalty Term for such Product has expired in all countries in the Territory. The total royalty due for the sale of all such Products during such Pfizer Quarter will be remitted at die time such report is made.

3.5.3 Taxes and Withholding.

(a) It is understood and agreed between the Parties that any payments made by Pfizer to Valneva under this Agreement are exclusive of any value added or similar tax (“VAT”) imposed upon such payments. Where VAT is properly added to a payment made under this Agreement, the Party making the payment will pay the amount of VAT only on receipt of a valid tax invoice issued in accordance with the laws and regulations of the country in which the VAT is chargeable without reduction in the amount otherwise payable to Valneva. In addition, the Parties shall co-operate in accordance with applicable Laws to minimize VAT in connection with this Agreement, as applicable.

(b) The Parties agree that, subject to the delivery by Valneva to Pfizer of a duly completed applicable Internal Revenue Service Form W-8 (or a successor form) (“IRS Form”), payments by Pfizer to Valneva under this Agreement are not subject to US withholding tax under the current form of the US-Austria double taxation avoidance agreement (the “US-Austria DTAA”) and accordingly (subject to the next sentence) Pfizer and its assignees will make all payments under this Agreement without deduction or withholding for taxes. If any taxes are withheld or deducted as a result of:

(i) the failure by Valneva to provide the IRS Form, no additional payment shall be required to be made by Pfizer,

(ii) a change in the applicable Laws or regulations of any jurisdiction or Governmental Authority (other than the Laws of or Governmental Authority of Austria), Pfizer shall make such additional payments to Valneva in an amount necessary to cause Pfizer to bear [***] of such taxes (including taxes imposed on payments made pursuant to this sentence) reduced by the amount of any foreign tax credit resulting from such withheld or deducted taxes to the extent such credit reduces the income tax liability otherwise payable by Valneva in the year that such tax is credited, or

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(iii) a change in, revocation or termination of the US-Austria DTAA or any other reason not described in the foregoing clauses (i) or (ii), Pfizer shall make such additional payments to Valneva in an amount necessary to cause Valneva to bear [***] of such taxes (including taxes imposed on payments made pursuant to this sentence) reduced by [***] of the amount of any foreign tax credit resulting from such withheld or deducted taxes to the extent such credit reduces the income tax liability otherwise payable by Valneva in the year that such tax is credited.

In each of (ii) and (iii) the additional payment by Pfizer shall be due and payable upon Valneva issuing a related invoice for the additional payment. In case of subsequent change of the creditable amount (e.g. in the course of a tax inspection) Valneva shall credit or invoice an additional amount, as the case may be, to Pfizer. The Parties agree that before making any such deduction or withholding, Pfizer shall give Valneva notice of the intention to make such deduction or withholding (and such notice, which shall set forth the amount and basis of calculation for the proposed deduction or withholding, shall be given at least a reasonable period of time before such deduction or withholding is required, in order for Valneva to obtain reduction of or relief from such deduction or withholding). Pfizer will provide Valneva with reasonable assistance to enable Valneva to recover such taxes as permitted by applicable Laws or regulations. The Parties shall reasonably cooperate with each other in claiming refunds or reductions or exemptions from such deductions and withholdings under any Law, agreement or treaty in effect at the relevant time to ensure that any amounts required to be withheld pursuant to this Section 3.5.3(b) are reduced in amount to the fullest extent permitted by Law.

(c) Notwithstanding anything in this Agreement to the contrary, if an action (including but not limited to a re-domiciliation or similar action, any assignment or sublicense of its rights or obligations under this Agreement, or any failure to comply with applicable Laws or filing or record retention requirements) by a Party leads to the imposition of withholding tax liability or VAT on the other Party that would not have been imposed in the absence of such action or in an increase in such liability above the liability that would have been imposed in the absence of such action, then (i) the sum payable by that Party (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the other Party receives a sum equal to the sum which it would have received had no such action occurred, (ii) otherwise, the sum payable by that Party (in respect of which such deduction or withholding is required to be made) shall be made to the other Party after deduction of the amount required to be so deducted or withheld, which deducted or withheld amount shall be remitted in accordance with applicable Law.

(d) Tax Cooperation. Upon request, each Party shall use Commercially Reasonable Efforts to cooperate with the other Party to mitigate, reduce or eliminate adverse tax consequences to such other Party from changes in applicable Law, US-Austria DTAA, the use of present or future Affiliates of either Party to engage in transactions described in or contemplated by this Agreement, or from other activities or transactions described in or contemplated by this Agreement.

3.5.4 Currency. All amounts payable and calculations under this Agreement will be in United States dollars. As applicable, Net Sales and any royalty deductions will be translated into United States dollars at the exchange rate used by Pfizer for public financial accounting purposes. If, due to restrictions or prohibitions imposed by national or international authority, a given payment cannot be made as provided in this Article 3, the Parties will consult with a view to finding a prompt and acceptable solution. If the Parties are unable to identify a mutually acceptable solution regarding such payment, then Pfizer may elect, in its sole discretion, to deliver such payment in the relevant jurisdiction and in the local currency of the relevant jurisdiction.

3.5.5 Method of Payment. Except as permitted pursuant to Section 3.5.4, each payment hereunder will be made by electronic transfer in immediately available funds via either a bank wire transfer, an ACH (automated clearing house) mechanism, or any other means of electronic funds transfer, at Pfizer’s election, to such bank account as the Valneva will designate in writing to Pfizer at least [***] before the payment is due. All invoice or billing related questions should be referred to Pfizer’s Accounting Department at [***] or go to the Accounts Payable Invoice Portal at [***].

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3.5.6 Record Keeping. Pfizer will keep and will cause its Affiliates to keep books and accounts of record in connection with the sale of Products in sufficient detail to permit accurate determination of all figures necessary for verification of royalties and Sales Milestone Payments to be paid hereunder. Pfizer and its Affiliates will maintain such records for a period of at least three years after the end of the Pfizer Quarter in which they were generated.

3.5.7 Audits. Upon [***] prior notice from Valneva, Pfizer will permit an independent certified public accounting firm of nationally recognized standing selected by Valneva and reasonably acceptable to Pfizer, to examine, at Valneva’ s sole expense, the relevant books and records of Pfizer and its Affiliates as may be reasonably necessary to verify the amounts reported by Pfizer in accordance with Section 3.5.2 and the payment of royalties and Sales Milestone Payments hereunder. An examination by Valneva under this Section 3.5.7 will occur not more than [***] in any Calendar Year and will be limited to the pertinent books and records for any Calendar Year ending not more than [***] before the date of the request. The accounting firm will be provided access to such books and records at Pfizer’s or its Affiliates’ facility(ies) where such books and records are normally kept and such examination will be conducted during Pfizer’s normal business hours. Pfizer may require the accounting firm to sign a reasonably acceptable non-disclosure agreement before providing the accounting firm with access to Pfizer’s or its Affiliates’ facilities or records. Valneva shall submit to Pfizer, along with any notice of an audit under this Section 3.5.7, a written list identifying all Patent Rights that Valneva believes in good faith are relevant to the audit request. Upon completion of the audit, the accounting firm will provide both Pfizer and Valneva a written report disclosing any discrepancies in the reports submitted by Pfizer or the royalties or Sales Milestone Payments paid by Pfizer, and, in each case, the specific details concerning any discrepancies. No other information will be provided to Valneva.

3.5.8 Underpayments/Overpayments. If such accounting firm concludes that additional royalties or Sales Milestone Payments were due to Valneva, then Pfizer will pay to Valneva the additional royalties or Sales Milestone Payments within [***] of the date Pfizer receives such accountant’s written report. Further, if the amount of such underpayments exceeds more than [***] of the amount that was properly payable to Valneva, then Pfizer will reimburse Valneva for Valneva’s out-of-pocket costs in connection with the audit. If such accounting firm concludes that Pfizer overpaid royalties or Sales Milestone Payments to Valneva, then Valneva will refund such overpayments to Pfizer, within [***] of the date Valneva receives such accountant’s report.

3.5.9 Confidentiality. Notwithstanding any provision of this Agreement to the contrary, all reports and financial information of Pfizer, its Affiliates or its Sublicensees which are provided to or subject to review by Valneva under this Article 3 will be deemed to be Pfizer’s Confidential Information and subject to the provisions of Article 7.

3.6 No Guarantee of Success. Pfizer and Valneva acknowledge and agree that payments to Valneva pursuant to Section 3.3 and Section 3.4: (a) have been included in this Agreement on the basis that they are only payable or otherwise relevant if a certain Product is successfully Developed or Commercialized in such country, as applicable; (b) are solely intended to allocate amounts that may be achieved upon successful Development or Commercialization of such Product as applicable, between Pfizer (who will receive all Product sales revenues) and Valneva; (c) are not intended to be used and will not be used as a measure of damages if this Agreement is terminated for any reason, including pursuant to Pfizer’s right to terminate for convenience, before any such success is achieved and such amounts become due; and (d) will only be triggered, and will only be relevant as provided, in accordance with the terms and conditions of such provisions. Pfizer and Valneva further acknowledge and agree that nothing in this Agreement, or in any document or presentation provided by Pfizer to Valneva prior to the Effective Date will be construed as representing any estimate or projection of (i) the successful Development or Commercialization of any Product under this Agreement, (ii) the number of Products that will or may be

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successfully Developed or Commercialized under this Agreement, (iii) anticipated sales or the actual value of any Products that may be successfully Developed or Commercialized under this Agreement or (iv) the damages, if any, that may be payable if this Agreement is terminated for any reason. Pfizer makes no representation, warranty or covenant, either express or implied, that (A) it will successfully Develop, Manufacture, Commercialize or continue to Develop, Manufacture or Commercialize any Product in any country, (B) if Commercialized, that any Product will achieve any particular sales level, whether in any individual country or cumulatively throughout the Territory or (C) Pfizer will devote, or cause to be devoted, any level of diligence or resources to Developing or Commercializing any Product in any country, or in the Territory in general, other than is expressly required under Section 5.1.

4. DEVELOPMENT PLAN

4.1 Scope of Development Plan. Pfizer and Valneva will collaborate during the Development Term to conduct assay and diagnostic development, toxicology studies, manufacturing development and technology transfer as well as Clinical Trials in accordance with the Development Plan and the terms and conditions set forth in this Article 4. The Development Plan and Development Budget may be amended during the Development Term in accordance with Section 4.3.

4.2 Allocation of Responsibilities.

4.2.1 General. Each Party will use Commercially Reasonable Efforts to perform its obligations under the Development Plan in a professional and timely manner. Further, each Party will perform its obligations under the Development Plan in compliance with all Laws applicable to its activities under the Development Plan.

4.2.2 Valneva Obligations; Subcontractors. During the Development Term, Valneva will devote sufficient internal personnel to conduct activities under the Development Plan. Valneva will not subcontract any of its responsibilities under the Development Plan without Pfizer’s prior written consent; provided that any subcontractors expressly identified in the Development Plan to conduct specific activities thereunder shall be deemed to have received such consent from Pfizer. Valneva shall be responsible for the management of all permitted subcontractors. The engagement by Valneva or its Affiliate of any subcontractor in compliance with this Section 4.2.2 shall not relieve Valneva of its obligations under this Agreement or the Development Plan. Any agreement between Valneva or its Affiliate and a permitted subcontractor pertaining to the Development Plan activities shall be consistent with the provisions of this Agreement including (i) an obligation to assign all Intellectual Property rights generated during its performance of such Development Plan to Pfizer and (ii) terms and conditions under which such Third Party is obligated to preserve the confidentiality of any Confidential Information of Pfizer received by such Third Party from the Valneva that are at least as restrictive as those described in Article 7. Furthermore, unless otherwise agreed by Pfizer in writing, prior to or at the time of engagement of any subcontractor to perform any obligations hereunder, Valneva or its Affiliate shall cause such Subcontractor to agree in writing to be bound by terms providing for Pfizer rights no less favorable to Pfizer than the rights granted to Pfizer in this Agreement.

4.2.3 Valneva Personnel Matters. Valneva acknowledges and agrees that it is solely responsible for the compensation of the personnel assigned to implement Valneva’s obligations under the Development Plan, and shall be responsible for withholding all national, state, local or other applicable taxes and similar items for such personnel. Valneva also shall be responsible for all other employer related obligations, including providing appropriate insurance coverage and employee benefits, and making all other deductions required by law affecting the gross wages of each Valneva employee. Valneva personnel assigned to the Development Plan activities are not nor shall they be deemed to be employees of Pfizer.

4.2.4 Pfizer Oversight of Development Activities. Pfizer will oversee and retain final decision-making authority with respect to all Development activities performed under this Agreement, in accordance with the terms of this Agreement.

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4.2.5 Manufacturing Technology Transfer. Valneva shall cooperate with Pfizer, and use Commercially Reasonable Efforts to facilitate, a transfer to Pfizer or, at Pfizer’s election, to an Affiliate or a Third Party manufacturer of its choice, all Valneva Know-How in Valneva’ s Control as reasonably necessary for Pfizer to implement the then-current process for the Manufacture of the Vaccine and Product (the “Manufacturing Process”) at Pfizer’s facilities or those of an Affiliate or Third Party manufacturing provider designated by Pfizer (such transfer and implementation, as more fully described in the Technology Transfer Plan). All Costs incurred by Pfizer and Valneva in performing activities pursuant to this Section 4.2.5 shall be included as Shared Costs.

4.2.6 Valneva Disclosure and Knowledge Transfer Obligations. Without limiting Valneva’s obligations pursuant to Section 2.10, Section 2.11, Section 2.12, Section 2.13, Section 2.14, Section 2.15 or Section 4.2.5, during the Development Term, Valneva will:

(a) no less frequently than [***], furnish to Pfizer true, accurate and complete copies of all newly developed Clinical Trial Data and all other newly generated data developed in connection with the Development Plan, in each case in such format as Pfizer may reasonably request (including by download of digital files to a secure website or e-room designated and controlled by Pfizer);

(b) provide to Pfizer a written summary of all activities, discoveries, developments and results attained by Valneva under the Development Plan no less frequently than every [***];

(c) participate in [***] teleconferences to be scheduled by Pfizer;

(d) promptly notify Pfizer of any suspected or actual misconduct, issues pertaining to data integrity or any other information that could reasonably signify or result in a lack of confidence in the accuracy or collection methods of data, each as such may relate to the activities being conducted under the Development Plan;

(e) transfer the IND for the Vaccine to Pfizer immediately following [***]; and

(f) provide Pfizer with all reasonable assistance necessary or desirable (i) to effect the timely and orderly transfer of Valneva Technology and Valneva Materials to Pfizer for Pfizer’s use under the Development Plan, (ii) to effect the timely and orderly transfer of Valneva Technology and Valneva Materials to Pfizer in order to enable Pfizer to perform its obligations under Section 5.1 and (iii) for Pfizer to exercise its rights under the licenses and sublicenses set forth in Article 2 that are effective at any given time during the Term.

4.3 Governance.

4.3.1 Joint Steering Committee.

(a) Formation. As soon as practical, but no later than [***] after the Effective Date, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”), comprised of individuals with appropriate decision-making authority, to provide high-level oversight and decision-making regarding the activities of the Parties under this Agreement. The Parties anticipate that the JSC will not be involved in day-to-day implementation of activities under this Agreement. [***].

(b) JSC Term. The JSC will be dissolved immediately upon expiration of the Development Term unless the Parties otherwise agree in writing.

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4.3.2 Joint Development Committee.

(a) Composition. The Parties will establish a Joint Development Committee, comprised of three (3) representatives of Valneva (including the Program Director for Valneva) and three (3) representatives of Pfizer (including the Program Director for Pfizer). Each Party may replace its representatives to the JDC at any time upon notice to the other Party, provided that at all times an equal number of representatives from each Party are appointed to the JDC. Each Party may invite non-voting employees and consultants to attend meetings of the JDC. All members of the JDC and any invitees of either Party described above will agree in writing to be bound to obligations of confidentiality and assignment of inventions no less restrictive than those that bind the Parties under this Agreement. Pfizer shall select from its representatives the chairperson for the JDC (the “JDC Chair”). Pfizer may replace the JDC Chair at any time upon notice to Valneva. The JDC shall meet at least [***], or as otherwise agreed to by the Parties, and such meetings may be conducted by telephone, video-conference or in person as determined by the JDC members, provided that with respect to in person meetings, unless otherwise agreed the location of such meetings shall alternate between locations designated by Pfizer and locations designated by Valneva and at least one meeting per year shall be in-person, unless otherwise agreed to by the Parties

(b) [***].

(c) [***].

4.3.3 General Provisions Applicable to Joint Committees.

(a) Meetings and Minutes. Meetings of any Joint Committee may be called by either Party on no less than [***] notice. Each Party shall make all proposals for agenda items and shall provide all appropriate information with respect to such proposed items at least [***] in advance of the applicable meeting; provided, that under exigent circumstances requiring input by the applicable Joint Committee, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting, such consent not to be unreasonably withheld or delayed. The chairperson of the applicable Joint Committee (or designee of their choosing) shall prepare and circulate for review and approval of the Parties minutes of each meeting within [***] after the meeting. The Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the Joint Committee, and such approved minutes shall be signed by each Alliance Manager.

(b) Procedural Rules. Each Joint Committee shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement; provided that such rules shall not be subject to a deciding vote of either Party under Section 4.3.3(c) below. A quorum of the Joint Committee shall exist whenever there is present at a meeting at least one (1) representative appointed by each Party. Representatives of the Parties on a Joint Committee may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by, and be heard by, the other participants. Representation by proxy shall be allowed. Each Joint Committee shall take action by consensus of the representatives present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance, or by a written resolution signed by at least one (1) representative appointed by each Party. Employees or consultants of either Party that are not representatives of the Parties on a Joint Committee may attend meetings of such Joint Committee; provided, that such attendees (i) shall not vote or otherwise participate in the decision-making process of the Joint Committee, and (ii) are bound by obligations of confidentiality and non-disclosure equivalent to those set forth in Article 7.

(c) Joint Committee Dispute Resolution.

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(i) If the JDC, with the assistance of the Alliance Managers cannot, or docs not, reach consensus on an issue at a meeting or within a period of [***] thereafter, then the dispute shall be referred to the JSC to reach mutually acceptable resolutions on all such disputed matters. If the JSC cannot resolve such dispute within a period of [***] thereafter or if the JSC cannot, or docs not, reach consensus on an issue at a meeting of the JSC or within a period often [***] thereafter, then, Pfizer shall have the light to resolve the matter and shall not be subject to resolution pursuant to Section 11.12; provided, however, that Pfizer shall not have the right to resolve disputes with respect to (I) amending the Development Plan to transfer from Valneva the responsibility for the conduct of the Valneva Phase 2 Clinical Trials unless such trials are deemed to be more than [***] behind their planned timelines as outlined in the Development Plan, (II) amending the Development Plan and Development Budget to increase the aggregate amount of Shared Costs pursuant to the Development Plan and Development Budget or (III) assign any additional material obligations to Valneva that arc not otherwise contemplated by the Development Plan or Development Budget (which is reasonable under the circumstances and constitutes a Shared Cost);

(ii) Disputes arising between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith, and that are outside of the jurisdiction of the JSC and not within a Party’s sole decision-making authority, shall be resolved pursuant to Section 11.12.

(d) Limitations on Authority. Notwithstanding any provision of this Section 4.3 to the contrary, (i) each Party will retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers, or discretion will be delegated to or vested in the JSC or JDC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing, (ii) neither the JSC nor JDC will not have the power to amend this Agreement or otherwise modify or waive compliance with this Agreement in any manner and (iii) neither Party will require the other Party to (A) breach any obligation or agreement that such other Party may have with or to a Third Party or (B) perform any activities that are materially different or greater in scope or more costly than those provided for in the Development Plan then in effect.

4.3.4 Collaboration Management.

(a) Program Directors. Each Party will appoint a program director to oversee all activities conducted under the Development Plan (each, a “Program Director” and together the “Program Directors”). Each Party may change its designated Program Director at any time upon written notice to the other Party. The Program Directors will coordinate the efforts of their respective Party in conducting activities under the Development Plan.

(b) Alliance Managers. Each Party will appoint a single individual to act as the primary point of contact between the Parties to support the activities under the Development Plan (the “Alliance Managers”). Each Party may change its designated Alliance Manager at any time upon written notice to the other Party. The Alliance Managers will:

(i) use good faith efforts to attend (either in person or by telecommunications) all meetings of the JDC and JSC, but will be non-voting members at such meetings;

(ii) be responsible for setting dates and agendas for JDC and JSC meetings, and for capturing and distributing the associated minutes; and

(iii) be the first point of referral for all matters of conflict resolution and bring disputes to the attention of the JDC in a timely manner.

4.4 Development Plan Expenses. Except as expressly set forth in Section 3.2, each Party will bear all costs and expenses it incurs in connection with its activities under the Development Plan.

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5. PRODUCT DEVELOPMENT AND COMMERCIALIZATION

5.1 General. Subject to the provisions of Article 4 and Section 5.3, Pfizer will have sole authority over and control of the Development, Manufacture, Regulatory Approval and Commercialization of Vaccines and Products and will retain final decision-making authority with respect thereto.

5.2 Valneva Phase 2 Clinical Trials

5.2.1 Valneva shall continue to act as the sponsor of the On-Going Phase 2 Clinical Trials, will act as the sponsor for initiation of the New Phase 2 Clinical Trial and shall hold the IND relating to the Phase 2 Clinical Trials, subject to Section 4.2.6(e). Valneva will be solely responsible for all Costs associated with the On-Going Phase 2 Clinical Trials.

5.2.2 Valneva shall ensure that the Valneva Phase 2 Clinical Trials are performed in accordance with this Agreement, the applicable protocols and all Applicable Law, including GCP. In the event that any Regulatory Authority, ethics committee or institutional review board has questions related to a protocol or the conduct of the Valneva Phase 2 Clinical Trials Valneva will immediately notify Pfizer of such questions and will work with Pfizer to respond to such questions.

5.2.3 Valneva shall ensure that all directions from any Regulatory Authority and/or ethics committee with jurisdiction over the Valneva Phase 2 Clinical Trials are followed. Further, Valneva shall ensure that all Regulatory Approvals from any Regulatory Authority and/or ethics committee with jurisdiction over the New Phase 2 Clinical Trial are obtained prior to initiating performance of the New Phase 2 Clinical Trial. Pfizer shall have the right (but no obligation) to participate in any discussions with a Regulatory Authority regarding the Valneva Phase 2 Clinical Trials.

5.2.4 Valneva shall ensure that all reports and related documentation required for the Valneva Phase 2 Clinical Trials are maintained in good scientific manner and in compliance with Applicable Law.

5.3 Diligence.

5.3.1 Development Diligence. Pfizer will use its Commercially Reasonable Efforts to Develop and seek Regulatory Approval for one Product in one indication in the Field in the United States and [***]. Pfizer will have no other diligence obligations with respect to the Development or Regulatory Approval of Products under this Agreement. Valneva will use its Commercially Reasonable Efforts to complete the Valneva Phase 2 Clinical Trials.

5.3.2 Commercial Diligence. Pfizer will use its Commercially Reasonable Efforts to Commercialize a given Product in an indication in the Field in each Major Market Country in the Territory where Pfizer has received Regulatory Approval for such Product in such indication. Pfizer will have no other diligence obligations with respect to the Commercialization of Products under this Agreement.

5.3.3 Exceptions to Diligence Obligations. Notwithstanding any provision of this Agreement to the contrary, Pfizer will be relieved of all Pfizer Diligence Obligations to the extent that:

(a) Pfizer or Valneva receives, generates, or otherwise becomes aware of, any safety, tolerability or other data indicating or signaling that a Product has or would have an unacceptable risk-benefit profile or is otherwise not suitable for initiation or continuation of Clinical Trials;

(b) Pfizer or Valneva receive any notice, information or correspondence from any applicable Regulator) Authority, or any applicable Regulatory Authority takes any action, that indicates that a Product is unlikely to receive Regulatory Approval;

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(c) Valneva fails to fulfill its Development or other obligations under the Development Plan or this Agreement and such failure prevents Pfizer from fulfilling the Pfizer Diligence Obligations; or

(d) the transfer of the Manufacturing Process by Valneva to Pfizer’s facilities or those of an Affiliate or Third Party manufacturing provider designated by Pfizer is not completed within the timelines set forth in the Development Plan or Technology Transfer Plan.

5.3.4 Deemed Satisfaction of Pfizer Diligence Obligations. Without in any way expanding Pfizer’s obligations under this Agreement:

(a) Pfizer’s achievement of any Development Event entitling Valneva to receive a specific Development Payment described in Section 3.3 will be conclusive evidence that Pfizer has satisfied all Pfizer Diligence Obligations under this Agreement up to the date that such Development Event is achieved;

(b) Pfizer’s payment, and Valneva’s acceptance, of any royalties to Valneva pursuant to Section 3.4 will be conclusive evidence that Pfizer has satisfied all Pfizer Diligence Obligations under this Agreement to the date of such payment; provided that if Valneva does not return in full a payment of royalties by Pfizer with a written rejection of such payment within [***] of receipt, Valneva shall be deemed to have accepted such royalty payment.

For the avoidance of doubt, the provisions of Sections 5.3.4(a) and 5.3.4(b) are intended only as examples of diligence constituting satisfaction of the Pfizer Diligence Obligations. Pfizer may fully satisfy the Pfizer Diligence Obligations without achieving any of the specific diligence examples set forth in Sections 5.3.4(a) and 5.3.4(b), above, provided that Pfizer otherwise complies with the provisions of Section 5.3.1 or Section 5.3.2, as applicable.

5.3.5 Assertion of Pfizer Diligence Obligation Claims. If Valneva is, becomes or reasonably should be aware of facts that might form a reasonable basis to allege that Pfizer has failed to meet any Pfizer Diligence Obligation, then Valneva will promptly notify Pfizer in writing of such potential alleged performance failure (each such potential alleged performance failure, a “Diligence Issue”). Promptly upon Pfizer’s receipt of any notice of a Diligence Issue pursuant to this Section 5.3.5, the Pfizer Alliance Manager will contact the Valneva Alliance Manager to discuss the specific nature of such Diligence Issue and seek to identify an appropriate corrective course of action. If, no later than [***] after Pfizer’s receipt of such a notice, (a) the Parties have not reached consensus regarding whether Pfizer has failed to satisfy its obligations pursuant to Section 5.3.1 or Section 5.3.2 and (b) the Parties’ respective Alliance Managers have not agreed upon an appropriate corrective course of action for such Diligence Issue, then such Diligence Issue will be escalated and resolved pursuant to the dispute resolution provisions set forth in Section 11.12. If Valneva fails to notify Pfizer of a Diligence Issue pursuant to this Section 5.3.5 within [***] after the date that Valneva first discovers or reasonably should have discovered such Diligence Issue, then Pfizer will be deemed to have satisfied its obligations under Section 5.3.1 and Section 5.3.2 with respect to such Diligence Issue.

5.3.6 Remedies for Breach of Pfizer Diligence Obligations. If Pfizer materially breaches any Pfizer Diligence Obligation and fails to remedy such breach within [***] of Pfizer’s receipt of notice of such breach from Valneva, then Valneva may, in its sole discretion, elect to either (a) terminate this Agreement pursuant to the provisions of Section 9.5 on a Product-by-Product and country-by-country basis, but only to the extent that a Product in a given country in the Territory is directly and adversely impacted by such uncured material breach or (b) convert any exclusive license or sublicense granted to Pfizer under this Agreement with respect to a Product in a given country in the Territory into non-exclusive license or sublicense, as applicable, but only to the extent that such Product in such country is directly and adversely impacted by such uncured material breach. Valneva acknowledges and agrees that the elections set forth in this Section 5.3.6: (i) have been negotiated by the Parties to fully address any harm that Valneva may incur as a result of Pfizer’s material breach of the Pfizer Diligence Obligations and (ii) constitute Valneva’s sole and exclusive remedies with respect to any breach by Pfizer of any Pfizer Diligence Obligation.

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5.3.7 Performance by Pfizer’s Affiliates or Sublicensees. For avoidance of doubt, any actions taken by Pfizer’s Affiliates or Sublicensees (or their respective subcontractors) under this Agreement shall be treated as actions taken by Pfizer in regard to satisfaction of the requirements of this Section 5.1.

5.4 Regulatory Matters.

5.4.1 Regulatory Reporting. Except as necessary for Valneva to complete the Valneva Phase 2 Clinical Trials, Pfizer or its designated Affiliate(s) will have the sole authority to make or file all filings, reports and communications with all Regulatory Authorities with respect to any Vaccine or Product in the Field in the Territory, including all reports required to be filed in order to obtain or maintain any Regulatory Approvals granted for Products in the Field in the Territory and adverse drug experience reports. Upon Pfizer’s request, Valneva will provide to Pfizer any data or other information in Valneva’s possession and otherwise provide reasonable assistance to Pfizer in connection with any such filings, reports and communications.

5.4.2 Regulatory Approvals. Pfizer or its designated Affiliate(s) will have the sole authority to prepare and file applications, in its own name, for Regulatory Approval for Products in the Field in the Territory, including communicating with any Regulatory Authority both prior to and following Regulatory Approval. Subject to Section 4.2.6(e), Valneva hereby assigns any and all INDs, Regulatory Approvals or any other rights or permissions granted by any Regulatory Authority to Pfizer, together with all other regulatory filings and development data, to the extent such assignment is permissible under applicable Law. Further, Valneva will take all actions and provide all assistance reasonably requested by Pfizer to effect the assignments in this Section 5.4.2 immediately following full enrollment of the New Phase 2 Clinical Trial, not including the expansion stage, or at such time as directed by Pfizer.

5.4.3 Cooperation. If reasonably requested by Pfizer, Valneva shall assist and cooperate with Pfizer in connection with the preparation of filings, reports and communications to Regulatory Authorities with respect to any Vaccine or Product in the Field in the Territory, at Pfizer’s sole expense. Valneva will and will cause its Affiliates to cooperate with Pfizer and all Pfizer Representatives in the event of any inspection by a Regulatory Authority related to any Vaccine or Product or any activities to be performed under this Agreement.

5.5 Commercialization Activities.

5.5.1 General. Subject to Section 5.1, Pfizer will have sole and exclusive control over all matters relating to the Commercialization of Products in the Field in the Territory, including sole and exclusive control over (a) pricing of Products and (b) the negotiation of Product pricing with Regulatory Authorities and other Third Parties, in each case in the Field in the Territory.

5.5.2 Branding. Pfizer or its designated Affiliates or Sublicensees will select and own all Trademarks and Copyrights used in connection with the Commercialization of any and all Products in the Field in the Territory (other than Valneva’s corporate names and logos). Neither Valneva nor its Affiliates will use or seek to register, anywhere in the world, any Trademark which is confusingly similar to any Trademark used by or on behalf of Pfizer, its Affiliates or Sublicensees in connection with any Product.

5.6 Manufacturing. Except to the extent Valneva has Manufacturing obligations under the Development Plan, Pfizer will have the exclusive right and responsibility to Manufacture such Products itself or through one or more Affiliates or Third Parties selected by Pfizer in its sole discretion. For clarity, Pfizer will have no diligence obligations with respect to the Manufacture of Products except to the extent necessary to fulfill its obligations under Section 5.3.1 or Section 5.3.2.

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5.7 Progress Reporting. Pfizer will provide Valneva with [***] written reports summarizing Pfizer’ s activities to Develop and Commercialize Products. Any information or written report provided by Pfizer to Valneva pursuant to this Section 5.7 will be deemed to be Pfizer’s Confidential Information and subject to the provisions of Article 7.

5.8 Other Pfizer Programs. Valneva understands and acknowledges that Pfizer may have present or future initiatives or opportunities, including initiatives or opportunities with its Affiliates or Third Parties, involving products, programs, technologies or processes that are similar to, and in some instances may compete with, a Vaccine, Product, program, technology or process covered by this Agreement. Valneva acknowledges and agrees that nothing in this Agreement will be construed as a representation, warranty, covenant or inference that Pfizer will not itself Develop, Manufacture or Commercialize or enter into business relationships with one or more of its Affiliates or Third Parties to Develop, Manufacture or Commercialize products, programs, technologies or processes that are similar to or that may compete with any Vaccine, Product, program, technology or process covered by this Agreement, provided that, for clarity, Pfizer will not use Valneva’s Confidential Information in breach of this Agreement.

6. INTELLECTUAL PROPERTY.

6.1 Ownership of Development Program Technology. Notwithstanding any provision of this Agreement to the contrary, Pfizer will own all right, title and interest in and to Development Program Know-How and Development Program Patent Rights. Valneva agrees to assign and hereby perpetually and irrevocably assigns and agrees to assign, and will cause its Representatives to assign, to Pfizer all right, title and interest throughout the world in and to any and all Development Program Technology. Further, Valneva will, and will cause its Representatives to, execute any and all assignments, applications for domestic and foreign patents and other documents and to do such other acts (including the execution and delivery of instruments of further assurance or confirmation) reasonably requested by Pfizer to assign the Development Program Technology to Pfizer and to permit Pfizer to practice and enforce the Development Program Technology.

6.2 Patent Rights.

6.2.1 Filing, Prosecution and Maintenance of Patent Rights.

(a) Valneva Prosecuted Valneva Patent Rights. Valneva will have the first right to file, prosecute and maintain the Valneva Lyme Genus Patent Rights and the Valneva Platform Patent Rights (the “Valneva Prosecuted Valneva Patent Rights”) in the Territory using (x) in the case of the Valneva Platform Patent Rights, counsel of its own choice at Valneva’s sole expense, and (Y) in the case of the Valneva Lyme Genus Patent Rights, legal counsel reasonably acceptable to Pfizer, which counsel shall be [***] unless the Parties otherwise mutually consent, which consent shall not be unreasonably withheld or delayed (for clarity, it is agreed that Valneva may use internal patent counsel and agents, filing clerks, and paralegals employed by Valneva for directly instructing US and ex-US outside counsel and patent agents, including by providing draft applications and responses). At Valneva’s request, Pfizer will cooperate and assist Valneva and outside counsel and agents in the preparation and prosecution of such Patent Rights. Valneva will keep Pfizer advised on the status of the preparation, filing, prosecution, and maintenance of all patent applications and issued patents included within the Valneva Prosecuted Valneva Patent Rights that Valneva is prosecuting and maintaining. Further, Valneva will (i) allow Pfizer a reasonable opportunity and reasonable time to review and provide comment to Valneva’s counsel regarding relevant substantive communications to Valneva and drafts of any responses or other proposed substantive filings by Valneva before any applicable filings are submitted to any relevant patent office (or Governmental Authority) in a Major Market Country and (ii) reflect any reasonable and timely comments offered by Pfizer in any final filings submitted by Valneva to any relevant patent office (or Governmental Authority) in a Major

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Market Country unless Valneva believes doing so may delay issuance or otherwise compromise patent coverage for the Products. If Valneva elects not to file a patent application included in the Valneva Prosecuted Valneva Patent Rights in any country or elects to cease the prosecution or maintenance of all patent applications and patents of a particular Valneva Prosecuted Valneva Patent Right in any country, Valneva will provide Pfizer with written notice of its decision not less than [***] before any action is required to avoid abandonment or lapse. If Pfizer elects to file or continue such prosecution or maintenance, (v) Pfizer will promptly identify and engage the attorneys and agents who will conduct further activities on Pfizer’s behalf and Valneva will reasonably cooperate to promptly transfer the necessary files and execute the necessary forms regarding such transfer, (w) except as set forth in (v), Valneva will have no responsibility with respect to the filing, prosecution or maintenance of, or any expenses incurred in connection with, any such Valneva Prosecuted Valneva Patent Right following Valneva’s notice, (x) Pfizer will not disclose any Valneva Confidential Information in connection with such filing, prosecution or maintenance without Valneva’ s prior written approval (y) Pfizer will keep Valneva advised on the status of the preparation, filing, prosecution, and maintenance of all such Valneva Prosecuted Valneva Patent Rights and will reasonably consider any comments made by Valneva in connection therewith. Valneva will be solely responsible for all costs incurred in connection with prosecution and maintenance of the Valneva Prosecuted Valneva Patent Rights following the end of the Development Term.

(b) Pfizer Prosecuted Valneva Patent Rights. Pfizer will have the first right to file, prosecute and maintain the Valneva VLA-15 Species Patent Rights (the “Pfizer Prosecuted Valneva Patent Rights”) in the Territory using counsel of its own choice reasonably acceptable to Valneva, which counsel shall be [***] unless the Parties otherwise mutually consent, which consent shall not be unreasonably withheld or delayed (for clarity, it is agreed that Pfizer may use internal patent counsel and agents, filing clerks, and paralegals employed by Pfizer for directly instructing US and ex- US outside counsel and patent agents, including by providing draft applications and responses). At Pfizer’s request, Valneva will cooperate and assist Pfizer and outside counsel and agents in the preparation and prosecution of such Patent Rights. Pfizer will keep Valneva advised on the status of the preparation, filing, prosecution, and maintenance of all patent applications and issued patents included within the Pfizer Prosecuted Valneva Patent Rights that Pfizer is prosecuting and maintaining. Further, Pfizer will (i) allow Valneva a reasonable opportunity and reasonable time to review and provide comment to Pfizer’s counsel regarding relevant substantive communications to Pfizer and drafts of any responses or other proposed substantive filings by Pfizer before any applicable filings are submitted to any relevant patent office (or Governmental Authority) in a Major Market Country and (ii) reflect any reasonable and timely comments offered by Valneva in any final filings submitted by Pfizer to any relevant patent office (or Governmental Authority) in a Major Market Country unless Pfizer believes doing so may delay issuance or otherwise compromise patent coverage for the Products. It Pfizer elects not to file a patent application included in the Pfizer Prosecuted Valneva Patent Rights in any country or elects to cease the prosecution or maintenance of all patent applications and patents of a particular Pfizer Prosecuted Valneva Patent Right in any country, Pfizer will provide Valneva with written notice of its decision not less than [***] before any action is required to avoid abandonment or lapse. If Valneva elects to file or continue such prosecution or maintenance, (v) Valneva will promptly identify and engage the attorneys and agents who will conduct further activities on Valneva’s behalf and Pfizer will reasonably cooperate to promptly transfer the necessary files and execute the necessary forms regarding such transfer, (w) except as set forth in (v), Pfizer will have no responsibility with respect to the filing, prosecution or maintenance of, or any expenses incurred in connection with, any such Pfizer Prosecuted Valneva Patent Right following Pfizer’s notice, (x) Valneva will not disclose any Pfizer Confidential Information in connection with such filing, prosecution or maintenance without Pfizer’s prior written approval (y) Valneva will keep Pfizer advised on the status of the preparation, filing, prosecution, and maintenance of all such Pfizer Prosecuted Valneva Patent Rights and will reasonably consider any comments made by Pfizer in connection therewith, and (z) Valneva will promptly, and no later than [***] after written request by Pfizer, by written notice to Pfizer update Schedule 8.3.4 to identify all such Valneva Patent Rights to be added thereto, provided that in the absence of such prompt notification, any such Patent Rights will be excluded from the Valid Claim definition. Pfizer will be solely responsible for all costs incurred in connection with prosecution and maintenance of the Pfizer Prosecuted Patent Rights following the end of the Development Term.

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(c) Pfizer Patent Rights and Development Patent Rights. Pfizer will have the sole right, but no obligation, to file, prosecute and maintain the Patent Rights that it owns or to which it otherwise has control of prosecution rights, including the Pfizer Patent Rights and Development Patent Rights, in its sole discretion. Upon Valneva’s reasonable request not more than [***] per twelve (12) month period, Pfizer will provide a status report listing the status of all patent applications and issued patents included within the Development Patent Rights that Pfizer is prosecuting and maintaining. Pfizer will be solely responsible for all costs incurred in connection with prosecution and maintenance of the Pfizer Patent Rights and Development Patent Rights following the end of the Development Term.

(d) Patent Term Restoration and Extension. Pfizer will have the exclusive right, but not the obligation, to seek, at its sole expense, in Valneva’s name if so required, patent term extensions, and supplemental protection certificates and the like available under Law, including 35 U.S.C. § 156 and applicable foreign counterparts, in any country in the Territory in relation to the Valneva Patent Rights. Valneva and Pfizer will cooperate in connection with all such activities. Pfizer, its agents and attorneys will give due consideration to all suggestions and comments of Valneva regarding any such activities, but in the event of a disagreement between the Parties, Pfizer will have the final decision-making authority; provided, however, that Pfizer will seek (or allow Valneva to seek) to extend any Valneva Patent Right at Valneva’s request, including through the use of supplemental protection certificates and the like, unless in Pfizer’s reasonable legal determination such Valneva Patent Right may not be extended under Law without limiting Pfizer’s right to extend any other Patent Right.

(e) Clarifications. For clarity, (i) prosecution under this Section 6.2.1 includes opposition, revocation, post-grant review or other patent office proceedings, unless such proceedings are concurrent with Third Party litigation under Section 6.2.2, in which case the provisions of Section 6.2.2 shall govern the Parties’ rights and obligations with respect to such proceedings, and (ii) Third Party declaratory judgment actions or other court actions relating to Patent Rights shall be governed by Section 6.2.2, and by Section 6.2.3 if applicable.

(f) Liability. To the extent that a Party is obtaining, prosecuting or maintaining a Patent Right or otherwise exercising its rights under this Section 6.2.1, such Party, and its Affiliates, employees, agents or representatives, will not be liable to the other Party in respect of any act, omission, default or neglect on the part of any such Party, or its Affiliates, employees, agents or representatives, m connection with such activities undertaken in good faith.

(g) Recording. If Pfizer deems it necessary or desirable to register or record this Agreement or evidence of this Agreement with any patent office or other appropriate Governmental Authority(ies) in one or more jurisdictions in the Territory, Valneva will reasonably cooperate to execute and deliver to Pfizer any documents accurately reflecting or evidencing this Agreement that are necessary or desirable, in Pfizer’s reasonable judgment, to complete such registration or recordation.

(h) Joint Research Agreement. This Agreement shall be understood to be a joint research agreement under 35 U.S.C. § 103(c)(3) entered into for the purpose of researching, identifying and Developing Pfizer Licensed Products.

6.2.2 Enforcement and Defense of Patent Rights.

(a) Enforcement of Valneva Patent Rights. Each Party will promptly notify the other in the event of any actual, potential or suspected infringement of a patent under the Valneva VLA-15 Species Patent Rights and Valneva Lyme Genus Patent Rights (the “Pfizer Enforcement Valneva Patent Rights”) by any Third Party. As between Pfizer and Valneva, Pfizer will have the sole right, but not the obligation, to institute litigation or take other steps to remedy infringement in connection with the Pfizer Enforcement Valneva Patent Rights in the Territory, and any such litigation or steps will be at Pfizer’s expense, subject to Valneva’s obligation to indemnify Pfizer for such expenses pursuant to Article 10; provided that any infringement recoveries resulting from such litigation or steps relating to a claim of Third

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Party infringement, after deducting Pfizer’s out of pocket expenses (including counsel fees and expenses) in pursuing such claim, will be deemed Net Sales. Pfizer will not, without the prior written consent of Valneva, enter into any compromise or settlement relating to such litigation that (i) admits the invalidity or unenforceability of any Pfizer Enforcement Valneva Patent Right or (ii) requires Pfizer to abandon any Pfizer Enforcement Valneva Patent Right Valneva, upon request of Pfizer, agrees to timely commence or to join in any such litigation, at Pfizer’s expense, and in any event to cooperate with Pfizer in such litigation or steps at Pfizer’s expense. Valneva will have the right to consult with Pfizer about such litigation and to participate in and be represented by independent counsel in such litigation at Valneva’s own expense. Neither Party will incur any liability to the other Party (other than that related to a Party’s indemnification obligation pursuant to Article 10) as a consequent of any litigation initiated or pursued pursuant to this Section 6.2.2(a) or any unfavorable decision resulting therefrom, including any decision holding any Pfizer Enforcement of Valneva Patent Right or Joint Patent Right invalid or unenforceable.

(b) Enforcement of Valneva Platform Patent Rights. Each Party will promptly notify the other in the event of any actual, potential or suspected infringement of a patent under the Valneva Platform Patent Rights by any Third Party. As between Pfizer and Valneva, Valneva will have the first right, but not the obligation, to institute litigation or take other steps to remedy infringement in connection with the Valneva Platform Patent Rights with respect to activities competitive or relevant to those of Pfizer under this Agreement as and to the extent involving the prevention of Lyme Disease (a “VPPR Infringement”) or with respect to any other matter, and any such litigation or steps will be at Valneva’s expense. Pfizer, upon the request of Valneva, agrees to timely join in any such litigation regarding VPPR Infringement, at Valneva’s expense, and in any event to cooperate with Valneva in such litigation or steps at Valneva’s expense. Pfizer will have the right to consult with Valneva about such litigation regarding VPPR Infringement and to be represented by independent counsel in such litigation at Pfizer’s own expense. If Valneva fails to institute and prosecute an action or proceeding to abate any VPPR Infringement within [***] after the first notice of such VPPR Infringement under this section 6.2.2(b), or as soon as possible and in any event no later than [***] if preliminary injunction proceedings are a potential or likely recourse to remedy the infringement, or [***] before the time limit, if any, set forth in the applicable Laws for the filing of such actions, then upon Valneva’s written consent (not to be unreasonably withheld), Pfizer shall have the second right, but not the obligation, to commence a suit or take other action to enforce the applicable Valneva Platform Patent Right pursuant to (i) patents described in Section 1 of Schedule 8.3.4 under the heading entitled “Valneva Patent Platform Rights; provided there is no applicable Valid Claim under which Pfizer or Valneva may institute litigation or take other steps to remedy infringement in connection with the Pfizer Enforcement Valneva Patent Rights pursuant to Section 6.2.2(a) and (ii) patents described in Section 2 of Schedule 8.3.4 under the heading entitled “Valneva Patent Platform Rights” in each case of (i) and (ii) against such VPPR Infringement at its own cost and expense, subject to Valneva’s obligation to indemnify Pfizer for such expenses pursuant to Article 10; provided that any infringement recoveries resulting from such litigation or steps relating to a claim of VPPR Infringement, after deducting Pfizer’s out of pocket expenses (including counsel fees and expenses) in pursuing such claim, will be deemed Net Sales. Pfizer will not, without the prior written consent of Valneva, enter into any compromise or settlement relating to such litigation that (i) admits the invalidity or unenforceability of any Valneva Platform Patent Rights or (ii) requires Pfizer to abandon any Valneva Platform Patent Rights. Valneva, upon Pfizer’s request, agrees to timely join in any such litigation regarding VPPR Infringement, at Pfizer’s expense, and in any event to cooperate with Pfizer in such litigation or steps at Pfizer’s expense. Valneva will have the right to consult with Pfizer about such litigation and to be represented by independent counsel in such litigation at Valneva’s own expense. Pfizer may request Valneva to institute and prosecute an action or proceeding to abate any VPPR Infringement pursuant to any Valneva Platform Patent Right described in Section 1 of Schedule 8.3.4 under the heading entitled “Valneva Patent Platform Rights.” In the event Pfizer makes such a request and Valneva fails to institute and prosecute an action or proceeding to abate such VPPR Infringement within [***] after such request, then, on a country-by country basis, any payments owed with respect to a Product pursuant to Section 3.4 will be reduced by [***] for the remainder of the applicable Royalty Term or until such VPPR Infringement ceases, whichever occurs first.

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(c) Enforcement of Pfizer Patent Rights and Development Patent Rights. Pfizer will have the sole right, but no obligation, to take action to obtain a discontinuance of infringement or bring suit against a Third Party infringing or challenging the validity or enforceability of any Pfizer Patent Right or Development Patent Right.

(d) Biosimilar Notices.

(i) Valneva Cooperation. Upon Pfizer’ s request, Valneva will use Commercially Reasonable Efforts to assist and cooperate with Pfizer in (A) establishing a strategy for responding to requests for information from Regulatory Authorities and Third Party requestors and (B) preparing submissions responsive to any Biosimilar Notices received by Pfizer; provided that Pfizer will make the final decisions with respect to such strategy and any such responses.

(ii) Compliance with Biosimilar Notices. Pfizer will have the sole right in its discretion to comply with the applicable provisions of 42 U.S.C. § 262(1) (or any amendment or successor statute thereto), any similar statutory or regulatory requirement enacted in the future regarding biologic products in the United States, or any similar statutory or regulatory requirement in any non-U.S. country or other regulatory jurisdiction, in each case, with respect to any Biosimilar Notice received by Pfizer from any Third Party regarding any Product that is being Commercialized in the applicable jurisdiction, and the exchange of information between any Third Party and Pfizer pursuant to such requirements; provided that, prior to any submission of information by Pfizer to a Third Party, Valneva will have the right to review the patent information included in such proposed submission, solely with respect to Valneva Patent Rights, and to make suggestions as to any changes to such patent information that Valneva reasonably believes to be necessary; provided further that Pfizer will determine the final content of any such submission. In the case of a Product approved in the United States under the PHS Act (or, in the case of a country in the Territory other than the United States, any similar Law), to the extent permitted by applicable Law, Pfizer, as the sponsor of the application for the Product, will be the “reference product sponsor” under the PHS Act. Pfizer will give written notice to Valneva of receipt of a Biosimilar Notice received by Pfizer with respect to a Product, and Pfizer will consult with Valneva with respect to the selection of any Valneva Patent Rights to be submitted pursuant to 42 U.S.C. § 262(1) (or any similar law in any country of the Territory outside the United States); provided that Pfizer will have final say on such selection of Valneva Patent Rights. Valneva agrees to be bound and will cause its Affiliates and all Third Party Licensors to be bound by the confidentiality provisions of 42 U.S.C. § 262(1)(1)(B)(iii). In connection with any action brought by Pfizer under this Section 6.2.2(d). Valneva, upon Pfizer’s request, will reasonably cooperate and will cause its Affiliates and all Third Party Licensors to reasonably cooperate with Pfizer in any such action, including timely commencing or joining in any action brought by Pfizer under this Section 6.2.2(d). Solely to the extent any Valneva Patent Rights are involved in any such action, the Parties’ rights and responsibilities regarding any action will be determined in accordance with this Section 6.2.2(d).

6.2.3 Other Actions by Third Parties. Each Party will promptly notify the other Party in the event of any legal or administrative action by any Third Party involving any Valneva Patent Right or Joint Patent Right of which it becomes aware, including any nullity, revocation, interference, reexamination or compulsory license proceeding. Pfizer will have the first right, but no obligation, to defend against any such action involving any Pfizer Enforcement of Valneva Patent Right or Joint Patent Right, in its own name (to the extent permitted by applicable Law), and any such defense will be at Pfizer’ s expense, subject to Valneva’ s indemnification obligations under Article 10. Valneva, upon Pfizer’ s request, agrees to join in any such action at Pfizer’s expense and in any event to cooperate with Pfizer at Pfizer’ s expense. If Pfizer fails to defend against any such action involving a Valneva Patent Right or Joint Patent Right, then Valneva will have the right to defend such action, in its own name, and any such defense will be at Valneva’s expense. Valneva will have the sole right, but no obligation, to defend against any such action involving any Valneva Platform Patent Right, in its own name, and any such defense will be at Valneva’s expense.

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6.2.4 Purple Book Listings. To the extent of any Valneva Patent Rights Covering a Product, the Parties shall cooperate with each other to enable Pfizer to make filings with Regulatory Authorities, as required or allowed in connection with (i) in the United States, the FDA’s Purple Book and the Biologics Price Competition and Innovation Act and (ii) outside the United States, under the national implementations of Article 10.l(a)(iii) of Directive 2001/EC/83 or other international equivalents thereof. Pfizer shall consider Valneva’s reasonable requests in connection therewith, including meeting any submission deadlines, in each case, to the extent required or permitted by Applicable Law.

6.2.5 Paragraph IV Type Notices. Notwithstanding any provision of this Agreement to the contrary, each Party will immediately (but in no event later than [***] following receipt or discovery, whichever occurs first) give written notice to the other of any certification of which it becomes aware filed pursuant to any statutory or regulatory requirement in any country in the Territory similar to 21 U.S.C. § 355(b)(2)(A)(iv) or§ 355(j)(2)(A)(vii)(IV) (or any amendment or successor statute thereto) claiming that any Valneva Patent Right covering any Vaccine or Product is invalid or that infringement will not arise from the Development, Manufacture, use or Commercialization in the Territory of such Vaccine or Product by a Third Party. Upon the giving or receipt of such notice, Pfizer will have the sole right, but not the obligation, to bring an infringement action against such Third Party. In connection with any action brought by Pfizer under this Section 6.2.5, Valneva, upon Pfizer’s request, will reasonably cooperate with Pfizer in any such action at Pfizer’s expense and will timely commence or join in any such action at Pfizer’s request and expense. In the event of any conflict between the terms of this Section 6.2.5 and the terms of Section 6.2.2(a), the terms of this Section 6.2.5 will control and govern.

6.2.6 Allegations of Infringement and Right to Seek Third Party Licenses.

(a) Notice. If the Development, Manufacture, Commercialization or use of any Vaccine or Product, the practice of any Valneva Technology, or the exercise of any other right granted by Valneva to Pfizer hereunder (collectively, the “Licensed Activities”) by Pfizer or any of its Affiliates or Sublicensees is alleged by a Third Party to infringe, misappropriate or otherwise violate such Third Party’s Patent Rights or other Intellectual Property Rights or the Valneva otherwise identifies any Third Party Patent Rights or other Intellectual Property Rights that may be relevant to such activities, Valneva will, promptly upon becoming aware of such allegation or identification, notify Pfizer in writing.

(b) Pfizer Option to Negotiate. If Pfizer determines, in its sole discretion, that, in order for Pfizer, its Affiliates or Sublicensees to engage in the Licensed Activities, it is necessary or desirable to obtain a license under one or more Patent Rights or other Intellectual Property Rights Controlled by a Third Party (collectively, “Third Party IP Rights”), then Pfizer will have the sole right, but not the obligation, to negotiate and enter into a license or other agreement with such Third Party. All amounts payable under any such license or agreement with a Third Party will reduce Pfizer’s royalty obligations under this Agreement as and to the extent provided in Section 3.4.4(a).

6.2.7 Third Party Infringement Suits. Each of the Parties will promptly notify the other in the event that any Third Party files any suit or brings any other action alleging patent infringement by Pfizer or Valneva or any of their respective Affiliates or Sublicensees with respect to the Development, Manufacture, Commercialization or use of any Vaccine or Product or the practice of any Valneva Technology or Joint Technology (any such suit or other action referred to herein as an “Infringement Claim”). In the case of any Infringement Claim against Pfizer (including its Affiliates or Sublicensees) alone or against both Pfizer and Valneva (including its Affiliates), Pfizer will have the right, but not the obligation, to control the defense of such Infringement Claim, including control over any related litigation, settlement, appeal or other disposition arising in connection therewith. Valneva, upon request of Pfizer, agrees to cooperate with Pfizer at Pfizer’s expense. Valneva will have the right to consult with Pfizer concerning any Infringement Claim and to participate in and be represented by independent counsel in any associated litigation in which Valneva is a party at Valneva’s own expense. If Pfizer elects to control the defense of any Infringement Claim and Valneva is obligated under Section 10.3 to indemnify Pfizer (including any Pfizer Indemnified Party) with respect to such Infringement Claim, then (a) Pfizer will bear [***] of its own attorneys’ fees incurred in investigating, preparing or defending such Infringement Claim notwithstanding the provisions of Section 10.3 and (b) Valneva will otherwise indemnify Pfizer and any applicable Pfizer Indemnified Parties to the full extent provided for under Section 10.3. In the case of any Infringement Claim against Valneva alone, Pfizer will have the right to consult with Valneva concerning such Infringement Claim and Pfizer, upon request of Valneva, will reasonably cooperate with Valneva at Valneva’s expense.

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6.3 Enforcement and Defense of Know-How.

6.3.1 Misappropriation Actions Relating to Valneva Know-How and Joint Know-How. Each Party will promptly notify the other in the event of any actual, potential or suspected misappropriation of any Valneva Know-How or Joint Know-How by any Third Party. As between Pfizer and Valneva, Pfizer will have the first right, except as otherwise provided in this Section 6.3.1, but not the obligation, to institute litigation or take other steps to remedy misappropriation in connection therewith, and any such litigation or steps will be at Pfizer’s expense, subject to Valneva’s obligation to indemnify Pfizer for such expenses pursuant to Article 10. Pfizer will not, without the prior written consent of Valneva, enter into any compromise or settlement relating to such litigation that (a) admits that all or any portion of the Valneva Know-How or Joint Know- How is not protectable under relevant trade secret Laws or (b) requires Pfizer to abandon trade secret protection for any Valneva Know-How or Joint Know-How. In order to establish standing, Valneva, upon request of Pfizer, agrees to timely commence or to join in any such litigation, at Pfizer’s expense, and in any event to cooperate with Pfizer in such litigation or steps at Pfizer’s expense. Valneva will have the right to consult with Pfizer about such litigation and to participate in and be represented by independent counsel in such litigation at Valneva’s own expense. If Pfizer fails to institute such litigation or otherwise take steps to remedy the misappropriation of any Valneva Know-How or Joint Know-How (i) within [***] of its receipt of notice thereof in the case of any Valneva Know-How, or (ii) within [***] of its receipt or notice thereof in the case of any Joint Know-How, then Valneva will have the right, but not the obligation, upon [***] prior notice to Pfizer, at Valneva’s expense, to institute any such litigation; provided, however, that Valneva will only have the foregoing right if Pfizer would not be required (by Law or otherwise) to join such litigation as a party and such litigation would not involve any Pfizer Technology that covers or relates to a then-existing Product. Pfizer will have no obligation to cooperate with Valneva in any such litigation.

6.3.2 Misappropriation Actions Relating to Pfizer Know-How. Pfizer will have the sole right, but no obligation, to take action to obtain a discontinuance of misappropriation or bring suit against a Third Party that is misappropriating, or that is suspected of misappropriating, any Pfizer Know-How.

7. CONFIDENTIALITY.

7.1 Confidentiality. Except to the extent expressly authorized by this Agreement, the Parties agree that, during the Term and for [***] years thereafter, each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) hereunder will: (a) keep the Disclosing Party’s Confidential Information confidential; (b) not disclose, or permit the disclosure of, the Disclosing Party’s Confidential Information; and (c) not use, or permit to be used, the Disclosing Party’s Confidential Information for any purpose other than as expressly permitted under the terms of this Agreement.

7.2 Authorized Disclosure.

7.2.1 Disclosure to Party Representatives. Notwithstanding the foregoing provisions of Section 7.1, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the Receiving Party’s Representatives who (a) have a need to know such Confidential Information in connection with the performance of the Receiving Party’s obligations or the exercise of the Receiving Party’s rights under this Agreement and (b) have agreed in writing to non-disclosure and non-use provisions with respect to such Confidential Information that are at least as restrictive as those set forth in this Article 7.

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7.2.2 Disclosure to Third Parties. Notwithstanding the foregoing prov1s1ons of Section 7.1, each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary:

(a) to Governmental Authorities (i) to the extent desirable to obtain or maintain INDs or Regulatory Approvals for any Vaccine or Product within the Territory, and (ii) in order to respond to inquiries, requests or investigations relating to Vaccines, Products or this Agreement;

(b) to outside consultants (including any professional advisor), potential acquisition partners (including any potential successors in interest), private investors or financing sources, contractors, advisory boards, managed care organizations, and non-clinical and clinical investigators, in each case to the extent desirable to develop, register or market any Vaccine or Product; provided that the Receiving Party will obtain the same confidentiality obligations from such Third Parties as it obtains with respect to its own similar types of confidential information;

(c) in connection with filing or prosecuting Development Program Patent Rights or Joint Patent Rights or Trademark rights as permitted by this Agreement;

(d) in connection with prosecuting or defending litigation pursuant to Sections 6.2 or 6.3 or any other litigation directly related to a Vaccine or Product in the Field;

(e) subject to the provisions of Section 7.4.2, in connection with or included in scientific presentations and publications relating to Vaccines or Products, including abstracts, posters, journal articles and the like, and posting results of and other information about clinical trials to clinicaltrials.gov or PhRMA websites;

(f) Pfizer may disclose Confidential Information belonging to Valneva (including the terms of the Agreement) to any bona fide or potential sublicensee or co-development or co-promotion partner who has agreed in writing to non-disclosure and non-use provisions with respect to such Confidential Information that are at least as restrictive as those set forth in this Article 7; and

(g) to the extent necessary or desirable in order to enforce its rights under this Agreement.

If a Party deems it reasonably necessary to disclose Confidential Information belonging to the other Party pursuant to clause (a) or any of clauses (c) through (e) of this Section 7.2.2, then the disclosing Party will to the extent possible give reasonable advance written notice of such disclosure to the other Party and take such measures to ensure confidential treatment of such information as is reasonably required by the other Party, at the other Party’s expense.

7.3 SEC and AMF Filings and Other Disclosures. Either Party may disclose the terms of this Agreement and make any other public written disclosure regarding the existence of, or performance under, this Agreement, to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with (a) applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission or the French Reglement general de l’Autorite des marches financiers or (b) any equivalent Governmental Authority, securities exchange or securities regulator in any country in the Territory. Before disclosing this Agreement or any of the terms hereof pursuant to this Section 7.3, the Parties will consult with one another on the terms of this Agreement to be redacted in making any such disclosure, with the Party disclosing pursuant to this Section 7.3 providing as much advance notice as is feasible under the circumstances, and giving consideration to the comments of the other Party. Further, if a Party discloses this Agreement or any of the terms hereof in accordance with this Section 7.3, such Party will, at its own expense, seek such confidential treatment of confidential portions of this Agreement and such other terms, as may be reasonably requested by the other Party and limit its disclosure of such Confidential Information to only that required to comply with applicable Law.

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7.4 Public Announcements; Publications.

7.4.1 Announcements. Except as may be expressly permitted under Section 7.3, neither Party will make any public announcement regarding this Agreement without the prior written approval of the other Party. For the sake of clarity, nothing in this Agreement will prevent Pfizer from making any scientific publication or public announcement with respect to any Product under this Agreement; provided however, that, except as permitted under Section 7.2, Pfizer will not disclose any of Valneva’s Confidential Information in any such publication or announcement without obtaining Valneva’s prior written consent to do so.

7.4.2 Publications. During the Term, Valneva will submit to Pfizer for review and approval any proposed academic, scientific and medical publication or public presentation which contains Pfizer’s Confidential Information. In addition, Valneva will submit to Pfizer for review and approval any proposed publication or public presentation proposed by Valneva or its Affiliates or any of their respective Representatives that relates to the activities conducted under this Agreement, including the Development Plan, or otherwise relating to the Valneva Technology, the Valneva Materials, the Pfizer Technology or any Vaccine or Product. In both instances, such review and approval will be conducted for the purposes of preserving the value of the Valneva Technology, Valneva Materials, the Pfizer Technology, the Joint Technology and the rights granted or to be granted to Pfizer hereunder and determining whether any portion of the proposed publication or presentation containing Pfizer’s Confidential Information should be modified or deleted. Written copies of such proposed publication or presentation required to be submitted hereunder will be submitted to Pfizer no later than [***] before submission for publication or presentation (the “Review Period”). Pfizer will provide its comments with respect to such publications and presentations within [***] of its receipt of such written copy. The Review Period may be extended for an additional [***], or such longer time as agreed to by the Parties, in the event Pfizer can, within [***] of receipt of the written copy, demonstrate reasonable need for such extension including for the preparation and filing of patent applications. Valneva will comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publication governed by this Section 7.4.2, including International Committee of Medical Journal Editors standards regarding authorship and contributions.

7.5 Obligations in Connection with Change of Control. If Valneva is subject to a Change of Control, Valneva will, and it will cause its Representatives to, ensure that no Confidential Information of Pfizer is released to (a) any Affiliate of Valneva that becomes an Affiliate as a result of the Change of Control or (b) any other Representatives of Valneva (or of the relevant surviving entity of such Change of Control) who become Valneva Representatives as a result of the Change of Control, unless such Affiliate or other Representatives, as applicable, have signed individual confidentiality agreements which include equivalent obligations to those set out in this Article 7. If any Change of Control of Valneva occurs, Valneva will promptly notify Pfizer, share with Pfizer the policies and procedures it plans to implement in order to protect the confidentiality of Pfizer’s Confidential Information prior to such implementation and make any adjustments to such policies and procedures that are reasonably requested by Pfizer.

8. REPRESENTATIONS AND WARRANTIES.

8.1 Mutual Representations and Warranties. Each of Valneva and Pfizer hereby represents and warrants to the other Party that:

8.1.1 it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

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8.1.2 the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite action under the provisions of its charter, bylaws and other organizational documents, and does not require any action or approval by any of its shareholders or other holders of its voting securities or voting interests;

8.1.3 it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

8.1.4 this Agreement has been duly executed and is a legal, valid and binding obligation on each Party, enforceable against such Party in accordance with its terms; and

8.1.5 the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of or default under any Binding Obligation existing as of the Execution Date.

8.2 Mutual Covenants. Each of Valneva and Pfizer hereby covenants to the other Party that, from the Execution Date until expiration or termination of this Agreement, it will perform its obligations under this Agreement in compliance with applicable Laws.

8.3 Representations and Warranties of Valneva. Valneva hereby represents and warrants to Pfizer that:

8.3.1 except as expressly disclosed in Schedule 8.3.1, Valneva is the sole and exclusive owner of the Valneva Technology and Valneva Materials, all of which is free and clear of any claims, liens, charges or encumbrances;

8.3.2 Valneva has and will have the full right, power and authority to (i) grant all of the right, title and interest in the licenses and other rights granted or to be granted to Pfizer, Pfizer’s Affiliates or Pfizer’s Sublicensees under this Agreement and (ii) perform its obligations under this Agreement;

8.3.3 Schedule 8.3.3 sets forth a true and complete list of all Vaccines discovered or developed by Valneva or its Affiliates on or prior to the Execution Date;

8.3.4 as of the Execution Date (a) Schedule 8.3.4 sets forth a true and complete list of all Patent Rights (i) owned or otherwise Controlled by Valneva or its Affiliates or (ii) to which Valneva or its Affiliates have been granted or otherwise transferred any right to practice under, in each case that relate to the Vaccines or Products or the Parties’ activities in the Development Program, (b) each such Patent Right remains in full force and effect and (c) Valneva or its Affiliates have timely paid, or caused the appropriate Third Parties to pay, all filing and renewal fees payable with respect to such Patent Rights;

8.3.5 as of the Execution Date, Valneva has disclosed to Pfizer all material scientific and technical information and all information relating to safety and efficacy known to it or its Affiliates with respect to the Vaccines and Products;

8.3.6 to Valneva’s knowledge, the Valneva Patent Rights, are valid and enforceable patents and, as of the Execution Date, no Third Party (a) is infringing any Valneva Patent Right or (b) has challenged or threatened to challenge the ownership, scope, validity or enforceability of, or Valneva’s or any Current Licensor’s rights in or to, any Valneva Patent Right (including, by way of example, through the institution or written threat of institution of interference, nullity or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign Governmental Authority);

8.3.7 Valneva, its Affiliates and third parties and Representatives acting on Valneva’s behalf in connection with this Agreement have complied in all material respects with all applicable Laws, including any disclosure requirements, in connection with the filing, prosecution and maintenance of the Valneva Patent Rights;

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8.3.8 Valneva, its Affiliates, and to its knowledge all third parties and Representatives acting on Valneva’s behalf, have and will comply in all material respects with all applicable Law and accepted pharmaceutical industry business practices, including, to the extent applicable, the FD&C Act (21 U.S.C. § 301, et seq.), the Anti-Kickback Statute (42 U.S.C. § 1320a-7b), Civil Monetary Penalty Statute (42 U.S.C. § 1320a-7a), the False Claims Act (31 U.S.C. § 3729 et seq.), comparable state statutes, the regulations promulgated under all such statutes, and the regulations issued by the FDA, consistent with the ‘Compliance Program Guidance for Pharmaceutical Manufacturers’ published by the Office of Inspector General, U.S. Department of Health and Human Services;

8.3.9 with respect to any Vaccines, Products, payments or services provided under this Agreement, Valneva, its Affiliates, and to its knowledge all third parties and Representatives acting on Valneva’s behalf, have not taken and will not during the Term take any action directly or indirectly to offer, promise or pay, or authorize the offer or payment of, any money or anything of value in order to improperly or corruptly seek to influence any Government Official or any other person in order to gain an improper advantage, and has not accepted, and will not accept in the future such payment;

8.3.10 Valneva, its Affiliates, and to its knowledge all third parties and Representatives acting on Valneva’s behalf, have and will continue to comply with the laws and regulations of the countries where it operates, including anti-bribery and anti-corruption laws, including, to the extent applicable, the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010, accounting and record keeping laws, and laws relating to interactions with healthcare professionals or healthcare providers (collectively, “HCPs”) and Government Officials;

8.3.11 Valneva has implemented policies and procedures commensurate with its current risk profile and shall review said policies from time to time setting out rules governing interactions with HCPs and Government Officials, engagement of Third Parties, including, where appropriate, due diligence (“Policies”), and its Policies mandate a robust set of internal controls, including accounting controls, designed to ensure the making and keeping of fair and accurate books, records and accounts, on its operations around the world and apply worldwide to all its employees, subsidiaries, and Third Parties acting on its behalf;

8.3.12 Valneva provides training to its officers, directors, employees and where appropriate, its other Representatives on its Policies;

8.3.13 Valneva has an assurance program involving regular monitoring and auditing of activities to ensure compliance with its Policies and the adequacy of internal controls, and remediation of identified issues;

8.3.14 Valneva regularly reviews its Policies as part of its internal processes of improvement, and, from time to time, benchmarks it against the standards of the industry; and

8.3.15 Valneva is, as between the Parties, solely responsible to ensure Compliance by it and its Affiliates.

8.3.16 except as expressly disclosed in Schedule 8.3.16, Valneva has independently developed all Valneva Know-How and Valneva Materials or otherwise has a valid right to use, and to permit Pfizer, Pfizer’s Affiliates and Pfizer’s Sublicensees to use, the Valneva Know-How and Valneva Materials for all permitted purposes under this Agreement;

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8.3.17 Valneva has obtained from all inventors of Valneva Technology existing as of the Execution Date, valid and enforceable agreements assigning to Valneva each such inventor’s entire right, title and interest in and to all such Valneva Technology;

8.3.18 no Valneva Technology existing as of the Effective Date is subject to any funding agreement with any government or Governmental Authority;

8.3.19 neither Valneva nor any of its Affiliates are party to or otherwise subject to any agreement or arrangement which limits the ownership or licensed or sublicensed rights of Pfizer or its Affiliates with respect to, or limits the ability of Pfizer or its Affiliates to grant a license, sublicense or access, or provide or provide access or other rights in, to or under, any Intellectual Property Right or material (including any Patent Right, Know-How or other data or information), in each case, that would, but for such agreement or arrangement, be included in the rights licensed or assigned to Pfizer or its Affiliates pursuant to this Agreement;

8.3.20 there are no Valneva Third Party Agreements and no Third Party has any right, title or interest in or to, or any license under, any Valneva Technology or Valneva Materials for the use, Development, Manufacture, Commercialization or Exploitation by Valneva or Pfizer (or their respective Affiliates or Sublicensees) of any Vaccine or any Product;

8.3.21 to Valneva’s knowledge, as of the Execution Date, the use, Development, Manufacture or Commercialization by Valneva or Pfizer (or their respective Affiliates or Sublicensees) of any Vaccine or any Product (a) does not and will not infringe any issued patent of any Third Party or (b) will not infringe the claims of any published Third Party patent application when and if such claims issue;

8.3.22 as of the Execution Date, there is no (a) claim, demand, suit, proceeding, arbitration, inquiry, investigation or other legal action of any nature, civil, criminal, regulatory or otherwise, pending or, to the knowledge of Valneva, threatened against Valneva or any of its Affiliates or (b) judgment or settlement against or owed by Valneva or any of its Affiliates, in each case in connection with the Valneva Technology, the Valneva Materials, any Vaccine or any Product or relating to the transactions contemplated by this Agreement for the use, Development, Manufacture or Commercialization by Valneva or Pfizer (or their respective Affiliates or Sublicensees) of any Vaccine or any Product;

8.3.23 Valneva has valid and enforceable agreements with all Persons acting by or on behalf of Valneva or its Affiliates under this Agreement which require such persons to assign to Valneva their entire right, title and interest in and to all Valneva Technology and Development Program Technology;

8.3.24 as of the Execution Date, Valneva is not, and to Valneva’s knowledge, no Current Licensor, Representative of Valneva or Third Party acting on behalf of Valneva (in each case, as applicable) is, debarred by any Regulatory Authority or the subject of debarment proceedings by any Regulatory Authority and, in the course of the discovery or pre-clinical development of any Vaccine or Product. Valneva has not and, to the knowledge of Valneva, no Current Licensor, Representative of Valneva or any Third Party’ acting on behalf of Valneva (in each ease, as applicable) have used any employee or consultant that is debarred by any Regulatory Authority or, to the knowledge of Valneva, is the subject of debarment proceedings by any Regulatory Authority; and

8.3.25 as of the Execution Date, Valneva has no knowledge of (a) any prior art or other facts that Valneva believes would result in the invalidity or unenforceability of any issued or pending claims included in the Valneva Patent Rights, (b) any inequitable conduct or fraud on any patent office with respect to any of the Valneva Patent Rights or (c) any Person (other than Persons identified in the applicable patent applications or patents, as inventors of inventions disclosed in the Valneva Patent Rights) who claims to be an inventor of an invention disclosed in the Valneva Patent Rights.

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8.4 Accuracy of Representations and Warranties.

8.4.1 Valneva will take no action which would render any representation or warranty contained in Section 8.1 or Section 8.3 inaccurate or untrue in any material respect.

8.4.2 Valneva will promptly notify Pfizer of any lawsuits, claims, administrative actions, regulatory inquiries or investigations, or other proceedings asserted or commenced against Valneva or its Representatives involving in any material way the ability of Valneva to deliver the rights, licenses and sublicenses granted herein.

8.4.3 Valneva will promptly notify Pfizer in writing of any facts or circumstances which come to Valneva’ s attention and which cause, or through the passage of time may cause, any of the representations and warranties contained in Section 8.1, Section 8.3, Section 11.11 or otherwise in this Agreement to be untrue or misleading in any material respect at any time during the Term; and in addition to the foregoing, with regard to any of the representations under Section 11.11, Valneva will suspend all affected activities (including making any related payments) under this Agreement, unless and until Pfizer determines that Valneva may resume such activities.

8.5 Valneva Covenants. In addition to the covenants made by Valneva elsewhere in this Agreement, Valneva hereby covenants to Pfizer that, from the Execution Date until expiration or termination of this Agreement:

8.5.1 Valneva will not, and will cause its Affiliates not to (a) license, sell, assign (other than in a connection with a permitted assignment of this Agreement by Valneva pursuant to Section 11.1) or otherwise transfer to any Person (other than Pfizer or its Affiliates or Sublicensees pursuant to the terms of this Agreement) any Valneva Technology, Valneva Materials or Development Program Technology (or agree to do any of the foregoing) or (b) incur or permit to exist, with respect to any Valneva Technology or Development Program Technology, any lien, encumbrance, charge, security interest, mortgage, liability, assignment, grant of license or other Binding Obligation that is or would be inconsistent with the licenses and other rights granted (or that may be granted) to Pfizer or its Affiliates under this Agreement;

8.5.2 Valneva will not (a) take any action that diminishes the rights under the Valneva Technology, Valneva Materials or Development Program Technology granted (or that may be granted) to Pfizer or Pfizer’s Affiliates under this Agreement or (b) fail to take any action that is reasonably necessary to avoid diminishing the rights under the Valneva Technology, Valneva Materials or Development Program Technology granted (or that may be granted) to Pfizer or Pfizer’s Affiliates under this Agreement;

8.5.3 With respect to Human Material used, including collection or transfer, by Valneva, its Affiliates or permitted subcontractors in conducting activities under this Agreement, (a) such use shall be solely as described in the Development Plan and shall be within the scope of and consistent with Valneva’s ethical approval policies, (b) Valneva will, and will cause its Affiliates or permitted subcontractors to, handle and use the Human Material in accordance with all applicable Laws and the ICF, (c) Valneva will provide the ICF to Pfizer upon request by Pfizer, (d) Valneva will only allow its employees, contractors or agents trained in handling similar materials or data in their assigned job functions to handle the Human Material, (e) the Human Material will be used for research purposes only and not be used for treatment of or administration to humans and (f) if Valneva procures any Human Material from a third party such as a sample bank, Valneva shall ensure that the collection and transfer of the Human Material and the use of the Human Material for purposes of the Development Plan is in accordance with all applicable Laws and recognized international standards for the protection of human research subjects;

8.5.4 Valneva will (a) not enter into any Valneva Third Party Agreement that adversely affects (i) the rights granted (or that may be granted) to Pfizer, Pfizer’s Affiliates or Sublicensees hereunder or (ii) Valneva’s ability to fully perform its obligations hereunder; (b) not amend or otherwise modify any Valneva Third Party Agreement or consent or waive rights with respect thereto in any manner that (A) adversely affects the rights granted (or that may be granted) to Pfizer or Pfizer’s Affiliates or Sublicensees hereunder or (B) Valneva’s ability to fully perform its obligations hereunder; (c) promptly

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furnish Pfizer with true and complete copies of all Valneva Third Party Agreements and related amendments executed following the Execution Date; (d) remain, and cause its Affiliates to remain, in compliance in all material respects with all Valneva Third Party Agreements; and (e) furnish Pfizer with copies of all notices received by Valneva or its Representatives relating to any alleged breach or default by Valneva or its Representatives under any Valneva Third Party Agreement within [***] after receipt thereof;

8.5.5 Valneva will not enter into or otherwise allow itself or its Representatives to be subject to any agreement or arrangement which limits the ownership or licensed rights of Pfizer or its Affiliates with respect to, or limits the ability of Pfizer or its Affiliates to grant a license, sublicense or access, or provide or provide access or other rights in, to or under, any Intellectual Property Right or material (including any Patent Right, Know-How or other data or information), in each case, that would, but for such agreement or arrangement, be included in the rights licensed or assigned (or that may be licensed or assigned) to Pfizer or its Affiliates pursuant to this Agreement;

8.5.6 Valneva will maintain valid and enforceable agreements with all Persons acting by or on behalf of Valneva or its Affiliates under this Agreement which require such Persons to assign to Valneva their entire right, title and interest in and to all Valneva Technology, Valneva Materials and Development Program Technology;

8.5.7 Valneva has made or will make any payments owing to any inventor of any Valneva Technology, Development Program Technology or Joint Technology or any other Person that is required in connection with the creation or exploitation of or transfer of rights to such Valneva Technology, Valneva Materials or Development Program Technology; and

8.5.8 during the Term, Valneva will promptly notify Pfizer in the event that it learns of:

(a) any prior art or other facts that Valneva believes would result in the invalidity or unenforceability of any of the claims including in any of the Valneva Patent Rights or Development Program Patent Rights; or

(b) any inequitable conduct or fraud on the patent office with respect to any of the Valneva Patent Rights or Development Program Patent Rights; or

(c) any Person (other than Persons identified as inventors of inventions disclosed in the Valneva Patent Rights) who claims to be an inventor of an invention disclosed in the Valneva Patent Rights; or

(d) any lawsuits, claims, administrative actions, government inquiries or investigations, or other proceedings related to the activities contemplated under this Agreement.

8.5.9 Valneva has received a copy of and will comply with Pfizer’s Anti-Bribery and Anti-Corruption Principles attached hereto as Exhibit C.

8.6 Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will exist or be implied against the Party which drafted such terms and provisions.

8.7 Disclaimer. THE FOREGOING REPRESENTATIONS AND WARRANTIES OF EACH PARTY ARE IN LIEU OF ANY OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED.

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9. GOVERNMENT APPROVALS; TERM AND TERMINATION.

9.1 Antitrust Filing. Each of Valneva and Pfizer will, within [***] after the Execution Date (or such later time as may be agreed to in writing by the Parties) make an appropriate filing under the HSR Act or any Foreign Antitrust Laws (the “Antitrust Filings”) if applicable in the reasonable opinion of either Party with respect to the transactions contemplated under this Agreement. The Parties will cooperate with one another to the extent necessary in the preparation of any such Antitrust Filings. Valneva will not agree to any voluntary extension or delay of any statutory waiting period or withdraw any of its Antitrust Filings pursuant to the HSR Act or any Foreign Antitrust Laws unless Pfizer has given its prior written consent to such extension or delay. Each Party will be responsible for its own costs, expenses, and filing fees associated with any Antitrust Filing; provided, however, that Pfizer will be solely responsible for any fees (other than penalties that may be incurred as a result of actions or omissions on the part of Valneva) required to be paid to any Governmental Authority in connection with submitting any such HSR Filing.

9.2 Termination Upon Antitrust Filing Denial. In the event that the Parties make an Antitrust Filing under Section 9.1, this Agreement will terminate (a) at Pfizer’s option, immediately upon notice to Valneva, in the event that any Governmental Authority seeks a temporary restraining order, preliminary or permanent injunction or other legal restraint under the HSR Act or any Foreign Antitrust Laws against Valneva and Pfizer to enjoin the transactions contemplated by this Agreement, (b) at the election of either Party, immediately upon notice to the other Party, in the event that any Governmental Authority obtains a temporary restraining order, preliminary or permanent injunction or other legal restraint under the HSR Act or any Foreign Antitrust Laws against Valneva or Pfizer to enjoin the transactions contemplated by this Agreement or (c) at the election of either Party, immediately upon notice to the other Party, in the event that the Antitrust Clearance Date will not have occurred on or prior to [***] after the effective date of any applicable Antitrust Filings. Notwithstanding the foregoing, this Section 9.2 will not apply in the event that Pfizer reasonably determines that no Antitrust Filing is required. Termination of this Agreement pursuant to this Section 9.2 will be subject to the terms of Section 9.8.1.

9.3 Other Government Approvals. Each of Valneva and Pfizer will cooperate with the other Party and use Commercially Reasonable Efforts to make all registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby including the collection of Human Material.

9.4 Term. The term of this Agreement (the “Term”) will commence on the Effective Date and extend on a country-by-country basis (in the Territory), unless this Agreement is terminated earlier in accordance with this Article 9, until the last to expire of any Royalty Term for any Product in such country in the Territory. Notwithstanding any provision of this Agreement to the contrary, upon expiration of this Agreement, Pfizer will retain the fully paid-up, perpetual, irrevocable royalty-free license to each Product as set forth in Section 3.4.3.

9.5 Termination by Valneva. Valneva may terminate this Agreement for cause, at any time during the Term, by giving written notice to Pfizer in the event that Pfizer commits a material breach of its obligations under this Agreement and such material breach remains uncured (a) [***] for a material breach that is a failure of Pfizer to make an undisputed payment owed to Valneva under this Agreement and (b) [***] for all other material breaches, in each case measured from the date written notice of such material breach is given to Pfizer; provided, however, that if any breach is not reasonably curable within [***] and if Pfizer is using Commercially Reasonable Efforts to cure such breach, such termination will be delayed for a time period to be agreed by both Parties in order to permit Pfizer a reasonable period of time to cure such breach. If the alleged material breach relates to non-payment of any amount due under this Agreement, the cure period will be tolled pending resolution of any bona fide dispute between the Parties as to whether such payment is due.

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9.6 Termination by Pfizer.

9.6.1 Termination for Convenience. Upon at least [***] prior written notice to Valneva, Pfizer may terminate this Agreement on a Product-by-Product and country-by-country basis, or in its entirety, without cause, for any or no reason.

9.6.2 Termination for Cause.

(a) General. Pfizer may terminate this Agreement for cause with respect to one or more Products in one or more countries in the Territory or may terminate this Agreement in its entirety, at any time during the Term, by giving written notice to Valneva in the event that Valneva commits a material breach of its obligations under this Agreement and such material breach remains uncured for [***], measured from the date written notice of such material breach is given to Valneva; provided, however, that if any breach is not reasonably curable within [***] and if Valneva is using its Commercially Reasonable Efforts to cure such breach, such termination will be delayed for a time period to be agreed by both Parties in order to permit Valneva a reasonable period of time to cure such breach.

(b) Notwithstanding anything to the contrary in this Agreement, Pfizer may terminate this Agreement in whole or relevant part, immediately and without regard to any cure period, if, in Pfizer’s reasonable opinion, a violation of Global Trade Control Laws has occurred prior to the first Regulatory Approval of a Product anywhere in the Territory which will materially and adversely affect Pfizer’s ability to Commercialize the Product. Any such termination will be deemed for cause under Section 9.7.1(b), under which Pfizer will not be responsible for any related payments due, even if activities have already occurred. Valneva will be responsible for reimbursing Pfizer for any payments due to Pfizer under this Agreement that are blocked due to violation of Global Trade Control Laws.

9.6.3 Termination for Compliance with the Law-related Breach. Pfizer may terminate this Agreement if Valneva breaches any of the representations and warranties set forth in Sections 8.3.8 through 8.3.10 in any material respect or if Pfizer learns that improper payments are being or have been made to Government Officials by Valneva with respect to services performed in connection with this Agreement which will materially and adversely affect Pfizer’s ability to Develop and Commercial the Product. Further, in the event of such termination, Valneva shall not be entitled to any further payment, regardless of any activities undertaken or agreements with additional third parties entered into prior to termination, and Valneva shall be liable for damages or remedies as provided by law.

9.7 Effects of Termination.

9.7.1 Effect of Termination.

(a) Termination for Cause by Valneva; Termination for Convenience by Pfizer. In the event that Valneva terminates this Agreement for cause pursuant to Section 9.5 or Pfizer terminates this Agreement for convenience pursuant to Section 9.6.1, the following will apply:

(i) Except as otherwise expressly provided herein, all rights and obligations of each Party hereunder will cease (including all rights and licenses and sublicenses granted by either Party to the other Party hereunder).

(ii) On Valneva’s written notice to Pfizer, which notice may only be delivered within [***] following the effective date of termination, the Parties will negotiate in good faith for a period not to exceed [***] regarding:

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(A) an agreement, containing customary terms and conditions, under which Pfizer would grant to Valneva a royalty-bearing, license under the Reversion Technology, with a royalty on net sales as mutually agreed by Pfizer and Valneva (applying the Net Sales and other payment and reporting obligations of Pfizer to Valneva on a mutatis mutandis basis), permitting Valneva to continue to Develop, Commercialize and Manufacture any Product under Development or Commercialization by Pfizer under this Agreement at the time of termination, in the form in which such Product then exists (a “Continuation Product”), provided, however, that any such Agreement will include a release by Valneva in favor of Pfizer with respect to any and all claims that Valneva may have against Pfizer arising on or before the later of such agreement or the effective date of any such termination under this Agreement. If Pfizer and Valneva are unable to agree on the applicable royalty rate within [***] of the effective date of termination, the Parties will select [***] not affiliated with either Party or any of its Affiliates who possesses appropriate expertise to resolve such disputed rate and will simultaneously submit to such [***] their proposed royalty rate. Such [***] will select the rate proposed by one party that is [***];

(B) the related transfer to Valneva of development data and regulatory filings specifically relating to such Continuation Product or the granting to Valneva of rights of reference with respect to such data and filings; and

(C) the provision by Pfizer to Valneva of transitional supplies of such Continuation Product at a commercially reasonable supply price for a commercially reasonable period of time.

(iii) Each Party will be obligated to reasonably negotiate, but be under no obligation, to enter into any transaction described in Section 9.7.l(a)(ii).

(b) Termination for Cause by Pfizer.

(i) Partial Termination. In the event that Pfizer terminates this Agreement pursuant to Section 9.6.2 with respect to any Product in any country in the Territory as permitted by this Agreement: (A) all licenses and sublicenses granted under this Agreement by Valneva to Pfizer with respect to such Product in such country will remain in effect in accordance with their terms, provided that the amounts payable by Pfizer to Valneva pursuant to Article 3 of this Agreement will be reduced to [***] of the amounts which would otherwise be payable with respect to such Product in such county pursuant to Article 3 of this Agreement if such termination occurs following the Effective Date and prior to the [***] of the first Regulatory Approval of a Product and [***] of the amounts which would otherwise be payable with respect to such Product in such county pursuant to Article 3 of this Agreement if such termination occurs following the [***] of the first Regulatory Approval of a Product; (B) Valneva will, within [***] following the effective date of termination, deliver to Pfizer all information and samples described in Sections 2.12, 4.2.6(a) and 4.2.6(b) and with respect to such Product in such country; (C) Valneva will, for a period of [***] following the effective date of termination, provide Pfizer with the knowledge transfer assistance set forth in Sections 2.13, 2.14, 2.15, 2.6(a), 4.2.6(b) and 4.2.6(e) with respect to such Product in such country; and (D) except as otherwise expressly provided herein, all other rights and obligations of each Party with respect to such Product in such country will cease.

(ii) Complete Termination. In the event that Pfizer terminates this Agreement in its entirety pursuant to Section 9.6.2: (A) all licenses and sublicenses granted under this Agreement by Valneva to Pfizer will remain in effect in accordance with their terms, provided that the amounts payable by Pfizer to Valneva pursuant to Article 3 of this Agreement will be reduced to [***] of the amounts which would otherwise be payable with respect to any Product pursuant to Article 3 of this Agreement if such termination occurs prior to the [***] of the first Regulatory Approval of a Product and will be reduced to [***] of the amounts which would otherwise be payable with respect to such Product in such county pursuant to Article 3 of this Agreement if such termination occurs following the [***] of the first Regulatory Approval of a Product; (B) Valneva will, within [***] following the effective date of termination, deliver to Pfizer all information and samples described in Sections 2.12, 4.2.6(a) and 4.2.6(b); (C) Valneva will, for a period of [***] following the effective date of termination, provide Pfizer with the knowledge transfer assistance set forth in Sections 2.13, 2.14, 2.15, 4.2.6(a), 4.2.6(b) and 4.2.6(e); and (E) except as otherwise expressly provided herein, all other rights and obligations of each Party with respect to all Products throughout the Territory will cease.

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9.7.2 Accrued Rights. Subject to any release granted pursuant to Section 9.7.1(a)(ii), expiration or termination of this Agreement for any reason will be without prejudice to any right which will have accrued to the benefit of either Party prior to such termination, including damages arising from any breach under this Agreement. Expiration or termination of this Agreement will not relieve either Party from any obligation which is expressly indicated to survive such expiration or termination.

9.7.3 Survival Period. The following sections, together with any sections that expressly survive (including any perpetual licenses and sublicenses granted hereunder), will survive expiration or termination of this Agreement for any reason: Sections 1 (Definitions), 2.6 (Reciprocal Non-Exclusive Research License for Disclosed Know-How and Confidential Information), 3.5.3 (Taxes and Withholding), 3.5.6 (Record Keeping), 3.5.7 (Audits), 3.5.8 (Underpayments/Overpayments), 3.5.9 (Confidentiality), 7 (Confidentiality), 9.7 (Effects of Termination), 9.8 (Provision for Insolvency), 10.1 (No Consequential Damages), 10.2 (Indemnification by Pfizer), 10.3 (Indemnification by Valneva), 11 (Miscellaneous) and, to the extent this Agreement expires or is terminated, either in whole or in part, for any reason except by Valneva for cause pursuant to Section 9.5 or by Pfizer without cause pursuant to Section 9.6.1, Sections 6.2 (Patent Rights) and 6.3 (Enforcement and Defense of Know-How).

9.8 Provision for Insolvency.

9.8.1 Termination Right. Valneva will be deemed a “Debtor” under this Agreement if, at any time during the Term (a) a case is commenced by or against Valneva under the Bankruptcy Code, (b) Valneva files for or is subject to the institution of bankruptcy, reorganization, liquidation or receivership proceedings (other than a case under the Bankruptcy Code), (c) Valneva assigns all or a substantial portion of its assets for the benefit of creditors, (d) a receiver or custodian is appointed for Valneva’s business or (e) a substantial portion of Valneva’s business is subject to attachment or similar process; provided, however, that in the case of any involuntary case under the Bankruptcy Code, Valneva will not be deemed a Debtor if the case is dismissed within [***] after the commencement thereof. If Valneva is deemed a Debtor, then Pfizer may terminate this Agreement by providing written notice to Valneva. If Pfizer terminates this Agreement pursuant this Section 9.8.1, then: (i) all licenses granted to Pfizer under this Agreement will become irrevocable and perpetual, and Pfizer will have no further obligations to Valneva under this Agreement other than (A) those obligations that expressly survive termination in accordance with Section 9.7.3 and (B) an obligation to pay royalties with respect to Net Sales of Products in an amount equal to [***] of the amount that would otherwise have been payable under this Agreement, such amount to be paid in accordance with and subject to the other terms of this Agreement governing the payment of royalties; (ii) such termination will not be construed to limit Valneva’s right to receive payments that accrued before the effective date of such termination; (iii) Pfizer will have the right to offset, against any payment owing to Valneva as provided for under clause (i), above, any damages found or agreed by the Parties to be owed by Valneva to Pfizer; and (iv) Nothing in this Section 9.8.1 will limit any other remedy Pfizer may have for any breach by Valneva of this Agreement.

9.8.2 Rights to Intellectual Property. All rights and licenses now or hereafter granted by Valneva to Pfizer under or pursuant to any Section of this Agreement, including Sections 2.1, 2.2, 2.3, 2.6.2, 2.7, 2.10, 2.12 and 2.13 hereof, are rights to “intellectual property” (as defined in the Bankruptcy Code). The Parties hereto acknowledge and agree that the payments provided for under Sections 3.1 and 3.3 and all other payments by Pfizer to Valneva hereunder, other than royalty payments pursuant to Section 3.4, do not constitute royalties within the meaning of Section 365(n) of the Bankruptcy Code or relate to licenses of intellectual property hereunder. If (a) a case under the Bankruptcy Code is commenced by or against Valneva, (b) this Agreement is rejected as provided in the Bankruptcy Code and (c) Pfizer elects to retain its rights hereunder as provided in Section 365(n) of the Bankruptcy Code, then Valneva (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) will provide to Pfizer all intellectual property licensed hereunder, and agrees to grant and hereby grants to Pfizer and

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its Affiliates a right to access and to obtain possession of and to benefit from and, in the case of any chemical or biological material or other tangible item of which there is a fixed or limited quantity, to obtain a pro rata portion of, each of the following to the extent related to any Vaccine or Product, or otherwise related to any right or license granted under or pursuant to this Agreement: (i) copies of pre-clinical and clinical research data and results; (ii) all of the following (to the extent that any of the following are so related): Valneva Materials; (iii) Product samples; (iv) Valneva Technology, (v) laboratory notes and notebooks; (vi) Product data or filings, and (vii) Rights of Reference in respect of regulatory filings and approvals, all of which constitute “embodiments” of intellectual property pursuant to Section 365(n) of the Bankruptcy Code, and (viii) all other embodiments of such intellectual property, whether any of the foregoing are in Valneva’ s possession or control or in the possession and control of any Third Party but which Valneva has the right to access or benefit from and to make available to Pfizer. Valneva will not interfere with the exercise by Pfizer or its Affiliates of rights and licenses to intellectual property licensed hereunder and embodiments thereof in accordance with this Agreement and agrees to use Commercially Reasonable Efforts to assist Pfizer and its Affiliates to obtain such intellectual property and embodiments thereof in the possession or control of Third Parties as reasonably necessary or desirable for Pfizer or its Affiliates or Sublicensees to exercise such rights and licenses in accordance with this Agreement.

9.8.3 No Limitation of Rights. All rights, powers and remedies of Pfizer provided in this Section 9.8 are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at Law or in equity (including the Bankruptcy Code) in the event of the commencement of a case under the Bankruptcy Code involving Valneva.

10. LIMITATION ON LIABILITY, INDEMNIFICATION AND INSURANCE

10.1 No Consequential Damages. Except with respect to liability arising from a breach of Section 6 or 7, from any willful misconduct or intentionally wrongful act, or to the extent such Party may be required to indemnify the other Party under this Article 10, in no event will either Party or its Representatives be liable under this Agreement for any special (only as related to indirect, incidental or consequential damages), indirect, incidental, consequential or punitive damages, whether in contract, warranty, tort, negligence, strict liability or otherwise, including loss of profits or revenue suffered by the other Party or any of its Representatives. Without limiting the generality of the foregoing, “consequential damages” will be deemed to include, and neither Party will be liable to the other Party or any of such other Party’s Representatives or stockholders for any damages based on or measured by loss of projected or speculative future sales of the Products, any Development Payment due upon any unachieved Development Event under Section 3.3, any unearned royalties under Section 3.4 or any other unearned, speculative or otherwise contingent payments provided for in this Agreement.

10.2 Indemnification by Pfizer. Pfizer will indemnify, defend and hold harmless Valneva, each of its Affiliates, and each of its and its Affiliates’ employees, officers, directors and agents (each, a “Valneva Indemnified Party”) from and against any and all claims, causes, or allegations (whether threatened or pending), judgments, expenses, damages, liabilities, obligations, fees (including the reasonable fees of attorneys and other consulting or testifying professionals), costs and losses (collectively, “Liabilities”) that the Valneva Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of:

(a) Development, Manufacture, Commercialization or use of any Product by, on behalf of, or under the authority of, Pfizer (other than by any Valneva Indemnified Party); or

(b) the material breach by Pfizer of any of its representations, warranties or covenants set forth in Section 8.1 or 8.2;

except, in each case, to the extent caused by the negligence, recklessness or intentional acts of Valneva or any Valneva Indemnified Party.

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10.3 Indemnification by Valneva. Valneva will indemnify, defend and hold harmless Pfizer, its Affiliates, Sublicensees, contractors, distributors and each of its and their respective employees, officers, directors and agents (each, a “Pfizer Indemnified Party”) from and against any and all Liabilities that the Pfizer Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of:

(a) Development, Manufacture, Commercialization or use of any Product by, on behalf of, or under the authority of, Valneva (other than by any Pfizer Indemnified Party);

(b) the material breach by Valneva or any of its Representatives of any of its representations, warranties or covenants set forth in Section 8.1, Section 8.2, Section 8.3, Section 8.4 or Section 8.5;

except, in each case, to the extent caused by the negligence, recklessness or intentional acts of Pfizer or any Pfizer Indemnified Party

10.4 Procedure.

10.4.1 Notice. Each Party will notify the other Party in writing in the event it becomes aware of a claim for which indemnification may be sought hereunder. In the event that any Third Party asserts a claim or other proceeding (including any governmental investigation) with respect to any matter for which a Party (the “Indemnified Party”) is entitled to indemnification hereunder (a “Third Party Claim”), then the Indemnified Party will promptly notify the Party obligated to indemnify the Indemnified Party (the “Indemnifying Party”) thereof; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then only to the extent that) the Indemnifying Party is prejudiced thereby.

10.4.2 Control. Subject to Pfizer’s right to control any actions described in Sections 6.2.3, 6.2.5, 6.2.7 or 6.3 (even where Valneva is the Indemnifying Party), the Indemnifying Party will have the right, exercisable by notice to the indemnified Party within [***] after receipt of notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Third Party Claim (including the right to settle the claim solely for monetary consideration) with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided that (a) the Indemnifying Party has sufficient financial resources, in the reasonable judgment of the Indemnified Party, to satisfy the amount of any adverse monetary judgment that is sought, (b) the Third Party Claim seeks solely monetary damages and (c) the Indemnifying Party expressly agrees in writing that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party will be solely obligated to satisfy and discharge the Third Party Claim in full (the conditions set forth in clauses (a), (b) and (c) above arc collectively referred to as the “Litigation Conditions”). Within [***] after the Indemnifying Party has given notice to the Indemnified Party of its exercise of its right to defend a Third Party Claim, the Indemnified Party will give notice to the Indemnifying Party of any objection thereto based upon the Litigation Conditions. If the Indemnified Party reasonably so objects, the Indemnified Party will continue to defend the Third Party Claim, at the expense of the Indemnifying Party, until such time as such objection is withdrawn. If no such notice is given, or if any such objection is withdrawn, the Indemnifying Party will be entitled, at its sole cost and expense, to assume direction and control of such defense, with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. During such time as the Indemnifying Party is controlling the defense of such Third Party Claim, the Indemnified Party will cooperate, and will cause its Affiliates and agents to cooperate upon request of the Indemnifying Party, in the defense or prosecution of the Third Party Claim, including by furnishing such records, information and testimony and attending such conferences, discovery proceedings, hearings, trials or appeals as may reasonably be requested by the Indemnifying Party. In the event that the Indemnifying Party docs not satisfy the Litigation Conditions or does not notify the Indemnified Party of the Indemnifying Party’s intent to defend any Third Party Claim within [***] after notice thereof, the Indemnified Party may (without further notice to the Indemnifying Party) undertake the defense thereof with

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counsel of its choice and at the Indemnifying Party’s expense (including reasonable, out-of-pocket attorneys’ fees and costs and expenses of enforcement or defense). The Indemnifying Party or the Indemnified Party, as the case may be, will have the right to join in (including the right to conduct discovery, interview and examine witnesses and participate in all settlement conferences), but not control, at its own expense, the defense of any Third Party Claim that the other party is defending as provided in this Agreement.

10.4.3 Settlement. The Indemnifying Party will not, without the prior written consent of the Indemnified Party, enter into any compromise or settlement that commits the Indemnified Party to take, or to forbear to take, any action. The Indemnified Party will have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief, but will not have the right to settle such Third Party Claim to the extent such Third Party Claim involves monetary damages without the prior written consent of the Indemnifying Party. Each of the Indemnifying Party and the Indemnified Party will not make any admission of liability in respect of any Third Party Claim without the prior-written consent of the other party, and the Indemnified Party will use reasonable efforts to mitigate Liabilities arising from such Third Party Claim.

10.5 Insurance. Each Party further agrees to obtain and maintain, during the Term, commercial general liability insurance, including products liability insurance (or clinical trials insurance, if applicable), with minimum [***] rated insurance carriers to cover its indemnification obligations under Section 10.2 or Section 10.3, as applicable, in each case with limits of not less than [***] per occurrence and in the aggregate. All deductibles and retentions will be the responsibility of the named insured. Pfizer and its Affiliates will be an additional insured on Valneva’ s commercial general liability and products liability policies (or clinical trials insurance, if applicable), and be provided with a waiver of subrogation. For U.S. exposures, additional insured status on Valneva’s commercial general liability and products liability policies shall be via form [***] or its equivalent. Products liability coverage shall be maintained for [***] following termination of this Agreement. To the extent of its culpability or negligence, all coverages of Valneva will be primary and non-contributing with any similar insurance, carried by Pfizer. Notwithstanding any provision of this Section 10.5 to the contrary, Pfizer may meet its obligations under this Section 10.5 through self-insurance. Neither Party’s insurance will be construed to create a limit of liability with respect to its indemnification obligations under this Article 10.

11. MISCELLANEOUS.

11.1 Assignment. Neither this Agreement nor any interest hereunder will be assignable by a Party without the prior written consent of the other Party; provided however, that (a) either Party may assign its rights and obligations under this Agreement to any of its Affiliates and (b) Pfizer may assign its rights and obligations under this Agreement to a Third Party without Valneva’s consent where Pfizer or its Affiliate is required, or makes a good faith determination based on advice of counsel, to divest a Product in order to comply with Law or the order of any Governmental Authority as a result of a merger or acquisition, provided that in both cases the assignee will expressly agree to be bound by such Party’s obligations under this Agreement. Each Party will promptly notify the other Party of any assignment or transfer under the provisions of this Section 11.1. This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 11.1 will be void. For the avoidance of doubt, neither Pfizer nor its Affiliates will assign to a Third Party any rights to any diagnostic assay Developed using the Valneva Technology for a Product, except as set forth in (a) and (b) above in this Section 11.1, without the prior written consent of Valneva; provided that Pfizer and its Affiliates will be able to grant a sublicense to such rights in accordance with Section 2.3.

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11.2 Change of Control of Valneva. Valneva will notify Pfizer in writing promptly (and in any event within [***]) following the entering into of a definitive agreement with respect to a Change of Control of Valneva.

11.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

11.4 Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure (defined below) and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse will be continued so long as the condition constituting force majeure continues and the nonperforming Party takes Commercially Reasonable Efforts to remove the condition. For purposes of this Agreement, “force majeure” will include conditions beyond the control of the Parties, including an act of God, voluntary or involuntary compliance with any regulation. Law or order of any government, war, act of terror, civil commotion, labor strike or lock-out, epidemic, pandemic, quarantine, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.

11.5 Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”, (c) the word “will” will be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and assigns, (f) the words “herein”, “hereof’ and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Exhibits or Schedules will be construed to refer to Sections, Exhibits or Schedules of this Agreement, and references to this Agreement include all Exhibits and Schedules hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

11.6 Notices. Any notice or notification required or permitted to be provided pursuant to the terms and conditions of this Agreement (including any notice of force majeure, breach, termination, change of address, etc.) will be in writing and will be deemed given upon receipt if delivered personally or by facsimile transmission (receipt verified), [***] after deposited in the mail if mailed by registered or certified mail (return receipt requested) postage prepaid, or on the next Business Day if sent by overnight delivery using a nationally recognized express courier service and specifying next Business Day delivery (receipt verified), to the Parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a Party as will be specified by like notice, provided, however, that notices of a change of address will be effective only upon receipt thereof):

All correspondence to Pfizer will be addressed as follows:

Pfizer Inc.

Notices: Vaccines Business Development

235 East 42nd Street

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New York, NY 10017

Attn.: Vaccines BD Contract Notice

with a copy to:

Pfizer Inc.

Notices: Pfizer Legal Division

235 East 42nd Street

New York, NY 10017

Attn.: Chief Counsel, Vaccines

To help expedite Pfizer’s awareness and response, copies of notices may be provided to Pfizer by email but must be supplemented by one of the following methods: (a) personal delivery, (b) first class certified mail with return receipt requested, or (c) next-day delivery by major international courier, with confirmation of delivery. Electronic copies may be sent via email to [***].

All correspondence to Valneva will be addressed as follows:

Valneva Austria GmbH

Campus Vienna Biocenter 3

1030 Vienna

Vienna, Austria

FB-Nr: FN 389960 x / HG Wien

Attention: Chief Executive Officer

with a copy to:

With a copy to:

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11.7 Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

11.8 Waiver. No provision of this Agreement will be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either of the Parties of any breach of any provision hereof by the other Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

11.9 Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such clause of portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable Law.

11.10 Descriptive Headings. The descriptive headings of this Agreement are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.

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11.11 Global Trade Control Laws. The Parties acknowledge that certain activities covered by or performed under this Agreement may be subject to law, regulations or orders regarding economic sanctions, import controls or export controls (“Global Trade Control Laws”). Each of the Parties will perform all activities under this Agreement in compliance with all applicable Global Trade Control Laws. Furthermore, with respect to the activities performed under this Agreement, each of the Parties represents, warrants and covenants that:

11.11.1 Each Party will not, for activities under this Agreement, (i) engage in any such activities in a Restricted Market; (ii) involve individuals ordinarily resident in a Restricted Market; or (iii) include companies, organizations, or Governmental Entities from or located in a Restricted Market. “Restricted Market” for purposes of this Agreement means the Crimean Peninsula, Cuba, the Donbass Region, Iran, North Korea, Sudan, and Syria, or any other country or region sanctioned by the United States or European Union.

11.11.2 Each Party represents and warrants that it is not a Restricted Party and is not owned or controlled by a Restricted Party. With respect to activities performed under this Agreement, neither Party will engage or delegate to any Restricted Parties for any activities under this Agreement. Each Party will screen all relevant third parties involved by such Party in the activities under this Agreement under the relevant Restricted Party Lists. “Restricted Parties” for purposes of this Agreement means any individual or entity on any of the following “Restricted Party Lists”: the list of sanctioned entities maintained by the United Nations; the Specially Designated Nationals List and the Sectoral Sanctions Identifications List of the U.S. Treasury Department’s Office of Foreign Assets Control; the U.S. Denied Persons List, the U.S. Entity List, and the U.S. Unverified List of the U.S. Department of Commerce; entities subject to restrictive measures and the Consolidated List of Persons, Groups and Entities Subject to E.U. Financial Sanctions, as implemented by the E.U. Common Foreign & Security Policy; the List of Excluded Individuals / Entities published by the U.S. Health and Human Services’ Office of Inspector General; any lists of prohibited or debarred parties established under the U.S. Federal Food Drug and Cosmetic Act; the list of parties suspended or debarred from contracting with the U.S. government; and similar lists of restricted parties maintained by the Governmental Authorities of the countries that have jurisdiction over the activities conducted under this Agreement.

11.11.3 Neither Party will knowingly transfer to the other Party any goods, software, technology or services that are (i) controlled under the U.S. International Traffic in Arms Regulations or at a level other than EAR99 under the U.S. Export Administration Regulations; or (ii) specifically identified as an E.U. Dual Use Item or on an applicable export control list of another country.

11.12 Dispute Resolution. If any dispute or disagreement arises between Pfizer and Valneva in respect of this Agreement, they will follow the following procedures in an attempt to resolve the dispute or disagreement:

11.12.1 The Party claiming that such a dispute exists will give notice in writing (“Notice of Dispute”) to the other Party of the nature of the dispute.

11.12.2 Within [***] of receipt of a Notice of Dispute and in advance of any meeting pursuant to Section 11.12.3, the receiving Party will provide a written response to the other Party’s claims regarding the dispute.

11.12.3 Within [***] of receipt of Notice of Dispute, the Vice President, Vaccines of Pfizer and the Chief Executive Officer of Valneva will me ta mutually agreed-upon time and location for the purpose of resolving such dispute.

Notwithstanding any provision of this Agreement to the contrary, either Party may immediately initiate litigation in any court of competent jurisdiction seeking any remedy at law or in equity, including the issuance of a preliminary, temporary or permanent injunction, to preserve or enforce its rights under this Agreement. The provisions of this Section 11.12 will survive for five years from the date of termination or expiration of this Agreement.

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11.13 Governing Law. This Agreement is governed by, and all disputes arising under or in connection with this Agreement shall be resolved in accordance with, laws of the State of New York, without regard to conflict of law principles thereof.

11.14 Consent to Jurisdiction and Venue. Each Party to this Agreement hereby (a) irrevocably submits to the exclusive jurisdiction and venue of the state courts of the State of New York or the United States District Court for the Southern District of New York (collectively, the “Courts”), for the purpose of any and all actions, suits or proceedings arising in whole or in part out of, related to, based upon or in connection with this Agreement or the subject matter hereof or such award (other than appeals therefrom), (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of such Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Courts do not have any jurisdiction over such Party. Section 11 of this Agreement does not intend to deprive any New York court of competent jurisdiction with respect to its power to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings or the enforcement of any judgment or award. In any such action, the courts of New York shall have exclusive jurisdiction over any action brought to enforce this Agreement, and each of the Parties hereto irrevocably: (a) submits to such exclusive jurisdiction for such purpose; (b) waives any objection which it may have at any time to the laying of venue of any proceedings brought in such courts; (c) waives any claim that such proceedings have been brought in an inconvenient forum; and (d) further waives the right to object with respect to such proceedings that any such court does not have jurisdiction over such Party.

11.15 Entire Agreement. This Agreement constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof, including that certain Confidential-Disclosure Agreement between the Parties dated [***] which is hereby terminated effective as of the Execution Date, provided that such Confidential Disclosure Agreement will continue to govern the treatment of Confidential Information disclosed by the Parties prior to the Execution Date in accordance with its terms.

11.16 Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing herein contained will be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party intends to form a partnership for tax purposes and each Party will report all transactions in connection with this Agreement consistently with such intent and will cooperate with any reasonable request to assist the other Party with such reporting (including to respond to any tax inquiries or proceedings. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

11.17 Counterparts. This Agreement may be executed two (2) counterparts, each of which will be an original and both of which will constitute together the same document. Counterparts may be signed and delivered by facsimile or digital (e.g., PDF file, each of which will be binding when received by the applicable Party.

11.18 No Third Party Rights or Obligations. No provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligation in any Person not a Party to this Agreement. However, Pfizer may decide, in its sole discretion, to use one or more of its Affiliates to perform its obligations and duties hereunder, provided that Pfizer will remain liable hereunder for the performance by any such Affiliates of any such obligations.

(Signature page follows.)

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IN WITNESS WHEREOF, authorized representatives of the Parties have duly executed this Agreement as of the Execution Date to be effective as of the Effective Date.

PFIZER INC	VALNEVA GmbH

By	By	/s/ [***]
Name:	Name:	[***]
Title:	Title:	[***]

[***]

	By	/s/ [***]
	Name:	[***]
	Title:	[***]

[Signature Page to Research Collaboration and License Agreement]

Exhibit A

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Exhibit B

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Exhibit C

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Exhibit D

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Schedule 3.4.1

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Schedule 8.3.1

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Schedule 8.3.3

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Schedule 8.3.4

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Schedule 8.3.16

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